                      SECURITIES AND EXCHANGE COMMISSEION
                             WASHINGTON, D.C. 20549
                            SCHEDULE 14A INFORMATION

                  Proxy Statement Pursuant to Section 14(a) of
            the Securities Exchange Act of 1934 (Amendment No.    )

      Filed by the Registrant /X/

      Filed by a Party other than the Registrant / /

      Check the appropriate box:
      / /        Preliminary Proxy Statement
      / /        Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
      /X/        Definitive Proxy Statement
      / /        Definitive Additional Materials
      / /        Soliciting Material Under Rule 14a-12

                             STRATUS SERVICES GROUP, INC.
-----------------------------------------------------------------------
           (Name of Registrant as Specified In Its Charter)

-----------------------------------------------------------------------
     (Name of Person(s) Filing Proxy Statement, if other than the
                              Registrant)

Payment of Filing Fee (Check the appropriate box):

/ /        No fee required.
/X/        Fee computed on table below per Exchange Act Rules 14a-6(i)(4)
           and 0-11.
           (1)  Title of each class of securities to which transaction applies:
                ----------------------------------------------------------
           (2)  Aggregate number of securities to which transaction
                applies:
                ----------------------------------------------------------
           (3)  Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:
                $2,300,000--Sale Price to be Received by Registrant
                ----------------------------------------------------------
           (4)  Proposed maximum aggregate value of transaction:
                $2,300,000
                ----------------------------------------------------------
           (5)  Total fee paid:
                $460.00
                ----------------------------------------------------------

/X/        Fee paid previously with preliminary materials.

/ / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

           (1)  Amount Previously Paid:
                ----------------------------------------------------------
           (2)  Form, Schedule or Registration Statement No.:
                ----------------------------------------------------------
           (3)  Filing Party:
                ----------------------------------------------------------
           (4)  Date Filed:
                ----------------------------------------------------------

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                                 MARCH 28, 2002
                          STRATUS SERVICES GROUP, INC.

                            ------------------------

To the Stockholders of
STRATUS SERVICES GROUP, INC.:

    The Annual Meeting of the Stockholders of STRATUS SERVICES GROUP, INC. (the "Company") will be held on Thursday, March 28, 2002 at 500 Craig Road, Suite 201, Manalapan, New Jersey 07726 at 10:00 a.m., local time, for the following purposes:

    1. To consider and vote upon a proposal to sell the assets of the Company's Engineering Services Division to SEA Consulting Services Corporation, a Delaware corporation (the "Purchaser"), pursuant to an Asset Purchase Agreement among the Company, the Purchaser and certain other parties.

    2.  To elect a new Board of Directors of the Company.

    3. To consider and vote upon a proposal to adopt the Company's 2002 Equity Incentive Plan.

    4. To consider and vote upon a proposal to approve the issuance to the holders of the Company's Series A Convertible Preferred Stock, $.01 par value per share (the "Preferred Stock"), of the full number of shares of Common Stock, $.01 par value per share ("Common Stock"), to which such holders are entitled upon conversion of the Preferred Stock.

    5. To consider and vote upon a proposal to approve the issuance to the holders of the Company's 6% Convertible Debentures (the "6% Debentures") of the full number of shares of Common Stock to which such holders are entitled upon conversion of the 6% Debentures.

    6. To consider and vote upon a proposal to approve the issuance of up to 5,000,000 shares of Common Stock, or securities convertible into up to 5,000,000 shares of Common Stock, at prices which may be below the book and market value of the Common Stock.

    7. To consider and vote upon a proposal to amend the Company's Amended and Restated Certificate of Incorporation to effect a reverse split of the outstanding shares of the Company's Common Stock.

    8. To transact such other business as may properly come before the meeting or any adjournment thereof.

    Holders of Common Stock and Preferred Stock of record at the close of business on March 5, 2002, are entitled to notice of and to vote at the meeting.

                                          BY ORDER OF THE BOARD OF DIRECTORS,

                                                          [LOGO]
                                          J. TODD RAYMOND

                                          GENERAL COUNSEL & SECRETARY

Manalapan, New Jersey
March 8, 2002

    YOU ARE CORDIALLY INVITED TO ATTEND THE MEETING. IF YOU ARE UNABLE TO DO SO, PLEASE MARK, SIGN AND DATE THE ACCOMPANYING PROXY AND MAIL IT AT ONCE IN THE ENCLOSED ENVELOPE. PROMPT RESPONSE IS HELPFUL AND YOUR COOPERATION WILL BE APPRECIATED.

                          STRATUS SERVICES GROUP, INC.
                           500 Craig Road, Suite 201
                          Manalapan, New Jersey 07726

                            ------------------------

                                PROXY STATEMENT

                               ------------------

                         ANNUAL MEETING OF STOCKHOLDERS
                                 MARCH 28, 2002

                             ---------------------

                              GENERAL INFORMATION

    This Proxy Statement is furnished to the holders of Stratus Services
Group, Inc. (the "Company" or "Stratus") Common Stock, $.01 par value per share ("Common Stock"), and Series A Preferred Stock, $.01 par value per share ("Preferred Stock"), in connection with the solicitation of proxies for use at the annual meeting of stockholders to be held on March 28, 2002, and at any adjournment thereof (the "meeting" or "annual meeting"), pursuant to the accompanying Notice of Annual Meeting of Stockholders. Holders of Common Stock and Preferred Stock are referred to herein collectively as the "stockholders." Forms of proxies for use at the meeting are also enclosed. The Company anticipates mailing this Proxy Statement to its stockholders on or about
March 8, 2002. The executive offices of the Company are located at 500 Craig Road, Suite 201, Manalapan, New Jersey 07726.

    Stockholders may revoke the authority granted by their execution of proxies at any time before the effective exercise of proxies by filing written notice of such revocation with the secretary of the meeting. Presence at the meeting does not of itself revoke the proxy; however, a vote cast at the meeting by written ballot will revoke the proxy. All shares represented by executed and unrevoked proxies will be voted in accordance with the specifications therein. Proxies submitted without specification will be voted FOR the proposal to approve the sale of the assets of the Company's Engineering Services Division, FOR the election of the nominees for the Board of Directors named herein, FOR the proposal to adopt the 2002 Equity Incentive Plan, FOR the proposal to approve the issuance to the holders of the Company's Preferred Stock of the full number of shares of Common Stock to which such holders are entitled upon conversion of the Preferred Stock. FOR the proposal to approve the issuance to the holders of the 6% Debentures of the full number of shares of Common Stock to which such holders are entitled upon conversion, FOR the proposal to approve the issuance of up to 5,000,000 shares of Common Stock at prices which may be below the book and market value of the Common Stock and FOR the proposal to amend the Company's Amended and Restated Certificate of Incorporation to effect a reverse stock split. Management is not aware at the date hereof of any matters to be presented at the meeting other than the matters described above. If any other matter is properly presented, the persons named in the proxy will vote thereon according to their best judgment.

    Proxies for use at the meeting are being solicited by the Board of Directors of the Company. The cost of preparing, assembling and mailing the proxy material is to be borne by the Company. It is not anticipated that any compensation will be paid for soliciting proxies, and the Company does not intend to employ specially engaged personnel of the Company or other paid solicitors in the solicitation of proxies. It is contemplated that proxies will be solicited principally through the mail, but directors, officers and employees of the Company may, without additional compensation, solicit proxies personally or by telephone, facsimile transmission or letter.

                                     VOTING

    The voting securities entitled to vote at the meeting consist of shares of Common Stock and Preferred Stock, with each share entitling its owner to one vote on an equal basis. On March 5, 2002, the number of outstanding shares of Common Stock was 9,637,549 shares and the number of outstanding shares of Preferred Stock was 1,458,933 shares. Only stockholders of record on the books of the Company at the close of business on March 5, 2002 will be entitled to vote at the meeting. The holders of a majority of the outstanding shares of Common Stock and Preferred Stock, considered as one class, entitled to cast a majority of the votes represented by such shares, present in person or by proxy, will constitute a quorum at the meeting. The affirmative vote of a plurality of the shares of Common Stock and Preferred Stock, voting together as a single class, present in person or represented by proxy and entitled to vote, is required for the election of directors. The proxy card provides space for a stockholder to withhold votes for any nominee for the Board of Directors. The proposal to approve the sale of the assets of the Engineering Services Division must be approved by the holders of a majority of the outstanding shares of the Company's Common Stock and Preferred Stock voting as a single class. The proposal to adopt the 2002 Equity Incentive Plan, the proposal to approve the issuance of up to 5,000,000 shares of Common Stock at prices which may be below the book and market value of the Common Stock, the proposal to approve the issuance to the holders of the 6% Debentures of the full number of shares of Common Stock to which they are entitled upon conversion and the proposal to amend the Company's Amended and Restated Certificate of Incorporation to effect a reverse stock split must each be approved by a majority of the votes cast at the meeting on such proposal by the holders of the Common Stock and Preferred Stock voting as a single class. The proposal to approve the issuance to the holders of the Preferred Stock of the full number of shares of Common Stock to which such holders are entitled upon conversion of the Preferred Stock must be approved by a majority of the votes cast at the meeting by the holders of Common Stock, voting as a separate class; however, certain shares of Common Stock issued in connection with the transaction in which the Preferred Stock was issued will not be counted for purposes of determining whether the proposal has been approved.

    All votes will be tabulated by the inspector of election appointed at the meeting who will separately tabulate affirmative votes, negative votes, authority withheld for any nominee for director, abstentions and broker non-votes. Authority withheld will be counted toward the tabulation of the votes cast on the election of directors and will have the same effect as a negative vote. Under Delaware law, any proxy submitted and containing an abstention or broker non-vote will not be counted as a vote cast on any matter to which it relates and, accordingly, will have no effect on the outcome of the vote. Abstentions and broker non-votes will be counted for purposes of determining whether a quorum is present at the annual meeting.

                               SUMMARY TERM SHEET
                SALE OF ASSETS OF ENGINEERING SERVICES DIVISION

    This Proxy Statement contains a proposal relating to a proposed sale of the assets of our Engineering Services Division. This summary highlights selected information from this Proxy Statement with respect to the proposed sale. To better understand the asset sale, you should carefully read the section of this Proxy Statement captioned "APPROVAL OF PROPOSAL TO SELL THE ASSETS OF THE COMPANY'S ENGINEERING SERVICES DIVISION."

    - We have entered into an agreement with SEA Consulting Services Corporation for the sale of the assets of our Engineering Services Division. SEP, LLC, a company formed by us for the sole purpose of completing the asset sale, Charles Sahyoun, the President of our Engineering Services Division, and Sahyoun Holdings LLC, a company owned by Mr. Sahyoun, also have entered into the agreement. We currently own 70% of SEP, LLC and Sahyoun Holdings LLC owns the other 30%. We transferred the 30% interest in SEP LLC in consideration of, among other things, Mr. Sahyoun's agreement to cancel certain options to purchase Common Stock and his agreement to guaranty that we will receive $500,000 of future payments under the Asset Purchase Agreement which would otherwise be subject to the profitability of the Purchaser after the closing of the transaction. Mr. Sahyoun is the cousin of our Chairman and Chief Executive Officer, Joseph J. Raymond and a nominee for election to our Board of Directors. See "Parties to the Transaction" and "Interests of Certain Persons in the Asset Sale."

    - An initial payment of $2,200,000 will be paid for the assets at closing, which amount may be increased or decreased depending upon whether the net equity of the business being transferred or net asset value of the assets being sold is greater or less than $200,000 on the date of closing. A second and third payment of $1,000,000 each will be made after closing. Such payments may be increased or decreased depending upon whether the profit of the purchaser is greater or less than $600,000 for each of the first and last six months of 2002, respectively. Subsequent annual payments may be made by the purchaser for the years 2003, 2004, 2005, 2006 and 2007, which are to be based on a multiple of the annual increases, if any, of the purchaser's profits for such years. See "Description of the Asset Purchase Agreement--Purchase Price."

    - We will receive 80% of the initial payment of the purchase price, after the satisfaction of the liabilities and expenses of SEP, LLC, and $250,000 of each of the second and third payments of the purchase price. We will not receive any portion of the subsequent annual payments. See "Description of the Asset Purchase Agreement--Purchase Price," "Allocation and Indemnity Agreement" and "Interests of Certain Persons in the Asset Sale."

    - Mr. Sahyoun and his company, Sahyoun Holdings, LLC, will receive the amount of the first, second and third payments not paid to us.
      Mr. Sahyoun and his company have guaranteed the payment of the $250,000 payments to be made to us from the second and third payments, regardless of the total amount of the second and third payments. See "Allocation and Indemnity Agreement" and "Interests of Certain Persons in the Asset Sale."

    - For three years after the asset sale, we have agreed not to offer or assist any other company in offering engineering consulting services. See "Description of the Asset Purchase Agreement--Covenant not to Compete."

    - We have agreed to indemnify the purchaser for any breach of the representations and warranties made by us in the asset purchase agreement and for any liability not assumed by the purchaser. See "Description of the Asset Purchase Agreement--Indemnification of Selling Parties."

    - The closing of the asset sale is subject to the approval of our stockholders as well as other conditions. See "Description of the Asset Purchase Agreement--Conditions to Closing."

    - We will use the monies received by us from the asset sale primarily to reduce our trade payables and other indebtedness, and for working capital purposes. See "Use of Proceeds of the Asset Sale."

    - Our Board of Directors believes that the asset sale is in our best interest and in the best interest of our stockholders because such sale will enhance stockholder value by improving our liquidity and allowing us to continue to focus on our core business of staff augmentation. In making this determination, our Board received an opinion from Hornblower &
      Weeks, Inc. as to the fairness of the asset sale to our stockholders. See "Background and Reasons for the Asset Sale" and "Fairness Opinion."

    - You will not be entitled to any dissenters' or appraisal rights under the Delaware General Corporation Law in connection with this transaction. See "No Dissenter's Rights."

    - In the event the asset sale is not completed, we may have to raise additional monies through the sale of our stock or assets in order for us to address our working capital deficit. See "Consequences if Asset Sale is not Approved."

                               PROPOSAL NUMBER 1
                   APPROVAL OF PROPOSAL TO SELL THE ASSETS OF
                  THE COMPANY'S ENGINEERING SERVICES DIVISION

    GENERAL

    At the annual meeting, the stockholders of the Company will be asked to consider and vote upon a proposal to approve the sale of substantially all of the assets of the Company's Engineering Services Division (the "Asset Sale"), which are currently held by SEP, LLC, a seventy percent (70%) owned subsidiary of the Company formed to effect the Asset Sale, on the terms and conditions set forth in the Asset Purchase Agreement, dated January 24, 2002, by and among SEP, LLC, Charles Sahyoun, Sahyoun Holdings LLC, the Company and SEA Consulting Services Corporation (the "Asset Purchase Agreement"). A general description of the material terms of the Asset Purchase Agreement is presented below under the caption "Description of the Asset Purchase Agreement."

    THE PARTIES TO THE TRANSACTION

    THE COMPANY

    The Company is a national business services company engaged in providing outsourced labor and operational resources on a long-term, contractual basis. The Company's operations are functionally divided into three "service lines":
Staffing Services, Engineering Services and Information Technology Services.

    The Company's Engineering Services Division (referred to sometimes herein as the "Division") provides a broad range of engineering services to Fortune 100 companies, government agencies and educational institutions in electrical engineering, instrumentation and controls, mechanical engineering, piping and pipe support analysis, and civil, structural and architectural engineering. In addition, the Engineering Services Division augments customers' in-house engineering capability by supplying the Company's engineers as contract labor.

    The principal executive offices of the Company are located at 500 Craig Road, Manalapan, New Jersey 07726, and the telephone number for the Company at such location is (800) 777-1557.

    SEP, LLC

    SEP, LLC, a New Jersey limited liability company (the "Seller"), was formed by the Company for the sole purpose of effecting the Asset Sale. The Company currently owns seventy percent (70%) of the outstanding equity interests of the Seller. The other thirty percent (30%) of the outstanding equity interests of the Seller is currently owned by Sahyoun, LLC, a New Jersey limited liability company whose only member is Charles Sahyoun, President of the Engineering Services Division. Contemporaneously with the execution of the Asset Purchase Agreement, the Company transferred the assets of its Engineering Services Division to the Seller. See "Interests of Certain Persons in the Asset Sale." In the event that the Asset Sale is not consummated, the assets of the Engineering Services Division will be transferred back to the Company.

    The principal executive offices of the Seller are located at Century Plaza, 2525 Route 130, Building E, Cranbury, New Jersey 08512, and the telephone number for the Seller at such location is (609) 409-9790.

    CHARLES A. SAHYOUN AND SAHYOUN HOLDINGS LLC

    Charles A. Sahyoun has been the President of the Engineering Services Division since its inception in 1997. Sahyoun Holdings LLC is a New Jersey limited liability company wholly owned by Mr. Sahyoun.

    SEA CONSULTING SERVICES CORPORATION

    SEA Consulting Services Corporation, a Delaware corporation (the "Purchaser"), was formed for the sole purpose of acquiring the assets of the Seller. To date, the Purchaser has not had any operations, nor has it established any offices or conducted any business except that related to the negotiation and completion of the Asset Sale.

    After the closing of the Asset Sale, the principal executive offices of the Purchaser will be located at Century Plaza, 2525 Route 130, Building E, Cranbury, New Jersey 08152 and the telephone number for the Purchaser at such location will be (609) 409-9790.

    THE ASSET SALE

    Under the terms of the Asset Purchase Agreement, the Seller will sell to the Purchaser substantially all of the assets used by the Company to conduct the operations of its Engineering Services Division. Assets excluded from the transaction include the Seller's accounts receivable. The Purchaser will also assume certain obligations and duties of the Seller arising after the closing of the Asset Sale. The Seller will retain responsibility for all of its other liabilities not specifically assumed by the Purchaser.

    The purchase price for the assets consists of: (i) an initial payment (the "First Payment") of $2,200,000, subject to adjustment based on the lesser of the net asset value or net equity position of the assets at closing; (ii) a second payment (the "Second Payment") of $1,000,000, subject to adjustment based on the profit of the Purchaser for the six (6) month period ending June 30, 2002;
(iii) a third payment (the "Third Payment") of $1,000,000, subject to adjustment based on the profit of the Purchaser for the six (6) month period ending December 31, 2002; and (iv) five subsequent annual payments (the "Subsequent Payments") based on the profit of the Purchaser for the calendar years between January 1, 2003 and December 31, 2007. Pursuant to an Allocation and Indemnity Agreement entered into by the Company, Sahyoun Holdings LLC and Mr. Sahyoun (the "Allocation and Indemnity Agreement"), the Company will receive (a) eighty percent (80%) of the First Payment of the purchase price, after satisfaction by Seller of the liabilities and expenses of Seller, and (b) $250,000 of each of the Second Payment and Third Payment of the purchase price. Sahyoun Holdings LLC and

Mr. Sahyoun have guaranteed the $250,000 payments to be made to the Company from each of the Second Payment and Third Payment of the purchase price. See "Allocation and Indemnity Agreement."

    The Company has agreed to refrain for a period of three (3) years after the closing of the Asset Sale (the "Closing") from offering, or participating in any other entity which offers, engineering consulting services.

    In the Asset Purchase Agreement, the Seller, Sahyoun Holdings LLC,
Mr. Sahyoun and the Company (collectively, the "Selling Parties") make representations and warranties customary for a transaction of this type. Each of the Selling Parties has agreed to jointly and severally indemnify the Purchaser for any breach of such representations and warranties and for any liabilities not assumed by the Purchaser. Moreover, the Closing of the transactions contemplated by the Asset Purchase Agreement is subject to conditions customary for a transaction of this type. See "Description of the Asset Purchase Agreement."

    BACKGROUND AND REASONS FOR THE ASSET SALE

    In late fiscal 2000, the Company's management commenced internal discussions with respect to strategic alternatives that could enhance the value of the Engineering Services Division. It was the consensus of management that the focus of the Engineering Services Division had evolved into a more traditional project or construction oriented engineering business and away from staff augmentation, the Company's core business. Management also believed that a sale of the Engineering Services Division would improve the Company's liquidity position and allow the Company to deploy additional capital to accelerate the growth of its SMARTSolutions-TM- and traditional staffing businesses. As a result, the Company's Board of Directors authorized management to contact other engineering services firms to determine whether any of such firms had an interest in acquiring the Engineering Services Division.

    Among the alternatives considered by the Board was a sale of the Engineering Services Division to Mr. Sahyoun and other employees of the Division. In
January 2001, the Company entered into an agreement to sell the Division to a company formed by Mr. Sahyoun and four other employees of the Division, which entity intended to resell the Division to an affiliate of the Purchaser; however, the terms of such resale could not be agreed upon and the agreement between the Company and the entity formed by Mr. Sahyoun and the other employees was terminated.

    In November, 2001, the Company contacted representatives of the Purchaser to discuss a potential sale of the Engineering Services Division by the Company. Discussions ensued over the next several months as to the terms of a possible transaction. These arms-length discussions ultimately led to the preparation and negotiation of the Asset Purchase Agreement, which was approved by the Company's Board of Directors on January 23, 2002. On February 12, 2002, Hornblower & Weeks, Inc. delivered its opinion to the Board of Directors that the Asset Sale was fair to the Company's stockholders from a financial point of view. See "Fairness Opinion."

    FAIRNESS OPINION

    The Board of Directors retained Hornblower & Weeks, Inc., an investment banking firm, as its financial advisor to render an opinion as to the fairness, from a financial point of view, of the Asset Sale to the stockholders of the Company. Hornblower & Weeks, Inc. had acted as underwriter in connection with the Company's initial public offering of Common Stock in April 2000. Pursuant to the terms of its engagement letter with the Company, Hornblower & Weeks, Inc. was paid a fee of $30,000 in connection with the rendering of its fairness opinion.

    On February 12, 2002, Hornblower & Weeks, Inc. rendered its written opinion that, as of such date, the consideration to be received by the Company in connection with the Asset Sale was fair to the Company's stockholders from a financial point of view. The full text of Hornblower & Weeks, Inc.'s written opinion to the Board is attached hereto as Annex I and incorporated herein by reference. Hornblower & Weeks, Inc. was not requested to and did not make any recommendations to the Board of Directors as to the form or amount of consideration to be received by the Company, which was determined by negotiation between the Company and the Purchaser. No limitations were imposed on Hornblower & Weeks, Inc. by the Board of Directors with respect to the investigations made or the procedures followed by it in rendering its opinion.

    In rendering its opinion, Hornblower & Weeks, Inc. reviewed and analyzed, among other things: (a) the financial terms of Asset Purchase Agreement;
(b) all documents publicly filed by the Company with the Securities and Exchange Commission, and (c) historical earnings and financial condition of the Company;
(d) the projected earnings and a financial forecast for the Division; (e) the historical stock prices and trading volume of the Company; and (f) publicly available information on similar sales of businesses comparable to the Asset Sale. In addition, Hornblower & Weeks, Inc. held discussions with the management of the Company regarding the Division's business, financial condition, and prospects, and undertook other analyses, studies and investigations as it considered appropriate.

    In connection with its review, Hornblower & Weeks, Inc. relied, without independent verification, upon the accuracy and completeness of the financial and other information used by it in arriving at its opinion. Hornblower & Weeks, Inc. did not undertake any independent valuations or appraisals of the assets of the Division, nor was it furnished with any such valuations or appraisals.

    The following summary is a general description of Hornblower &
Weeks, Inc.'s telephonic presentation to the Board on February 14, 2002 and does not purport to be a complete description of the analyses performed or matters considered by Hornblower & Weeks, Inc. in rendering its opinion. The preparation of a fairness opinion is a complex process and is not necessarily susceptible to partial analysis or summary description. Furthermore, Hornblower & Weeks, Inc. believes that its analyses must be considered as a whole and that selecting portions of such analyses and the matters considered, without considering all matters and analyses, could lead to inappropriate conclusions. In its analyses, Hornblower & Weeks, Inc. made numerous assumptions with respect to industry performance, general business and economic conditions and other matters, many of which are beyond the control of the Company. Any estimates of value derived from Hornblower & Weeks, Inc.'s analyses are not necessarily indicative of future results or actual values, which may be more or less favorable than such estimates. In addition, estimates relating to the value of businesses do not purport to be appraisals nor necessarily reflect the prices at which such businesses may actually be sold. Consequently, such estimates are inherently subject to uncertainty.

    The following is a brief summary of the material financial analysis performed by Hornblower & Weeks, Inc. in connection with providing its opinion to the Company's Board of Directors:

    CORPORATE TRANSACTIONS:  Hornblower & Weeks, Inc. reviewed over twenty
(20) transactions, including five (5) transactions involving companies that provide engineering services which are of similar size to the Engineering Division. These five transactions included:

    - The acquisition of Sylvan Engineering Corporation by Reynolds, Smith and Hills, Inc.

    - The acquisition of Vectra Technologies, Inc. by Duke Engineering Services, Inc.

    - The acquisition of BL&P Engineers, Inc. by HLM Design, Inc.

    - The acquisition of Nova Tech Engineering, Inc. by Pacific Aerospace & Electronics, Inc.

    The results of the analysis of the Asset Sale, as adjusted for the allocation of a portion of the Purchase Price to Sahyoun Holdings, LLC, compared to similar transactions, is summarized as follows:

                                                       RANGE OF SIMILAR TRANSACTION RESULTS
ASSET SALE                                             ------------------------------------
Price/Assets................  11.96                          .30 to 2.0
Price/Revenue...............  .31                            .27 to 1.2
Price/Earnings..............  5.87                           0.0 to 14.4

    Based upon this review, Hornblower & Weeks, Inc. concluded that the value being received by the Company in the Asset Sale was within the range denoted by these similar transactions.

    ANALYSIS OF OPERATING RESULTS: Hornblower & Weeks, Inc. reviewed financial information for fiscal 2000 and 2001. This information showed a decrease of business of 2.5% from fiscal 2000 to 2001. Projections completed prior to the loss of a major customer of the Division showed a projected increase in revenue of 26% in fiscal 2002 from fiscal 2001. In reviewing this information, Hornblower & Weeks, Inc. considered that economic conditions, and the events of September 11, 2001, made the achievement of the projected results subject to many market conditions.

    DISCOUNTED CASH FLOW ANALYSIS: Hornblower & Weeks, Inc. performed a discounted cash flow analysis using projections supplied to it. In performing the analysis, Hornblower & Weeks, Inc. considered that the attainment of the projected growth by the Division would require additional financial and other support from the Company, which could not be assured. In view of these uncertainties, Hornblower & Weeks did not attribute significant weight to the discounted cash flow analysis. Using a 20% discount rate, the three year present value of projected net income yielded a result of approximately $2,100,000 and the four year present value of net income yielded a result of approximately $3,400,000.

    EFFECT OF ASSET SALE ON COMPANY STOCKHOLDERS:  In its analysis,
Hornblower & Weeks considered the value of the accounts receivables being retained by the Company. Hornblower & Weeks concluded that the portion of the purchase price being received by the Company and the accounts receivables being retained would provide the Company with the funds necessary to bring a majority of its accounts payable current. In addition, the Asset Sale would provide the Company with capital to operate and expand its core business.

    DESCRIPTION OF THE ASSET PURCHASE AGREEMENT

    PURCHASE AND SALE OF ASSETS

    Under the terms of the Asset Purchase Agreement, the Seller will sell to the Purchaser substantially all of the assets used by the Company to conduct the operations of its Engineering Services Division. The assets to be acquired pursuant to the Asset Purchase Agreement include, among others, all of the inventory, work in progress, trade names, trademarks, copyrights, machinery, equipment, furniture, franchises, licenses, including a royalty-free, perpetual license to use the name "Stratus Engineering," leasehold interests in any real or personal property, contractual rights, customer lists and good will used in or relating to the operation of the Company's Engineering Services Division. Assets excluded from the transaction include any accounts receivable and income tax returns of the Seller. The Purchaser will also assume the obligations and duties of the Seller arising after the Closing of the Asset Sale under certain specified contracts. The Seller will retain responsibility for all of its other liabilities.

    PURCHASE PRICE

    The purchase price for the assets consists of:

    (i) the First Payment of $2,200,000, subject to (a) a downward adjustment equal to the amount by which the net equity position or net asset value of the assets at Closing, whichever is lower, is less than $200,000, and
       (b) an upward adjustment equal to the amount by which the net equity position or net asset value of the assets at Closing, whichever is lower, is greater than $200,000 (pursuant to the Allocation and Indemnity Agreement, the Company will receive eighty percent (80%) of the First Payment, after satisfaction by Seller of the liabilities and expenses of the Seller);

    (ii) the Second Payment of $1,000,000, subject to (a) a downward adjustment equal to the amount by which the Purchaser's profit for the six month period ending June 30, 2002, as determined pursuant to the Asset Purchase Agreement, is less than $600,000, and (b) an upward adjustment equal to the amount by which the Purchaser's profit for the six month period ending June 30, 2002, as determined pursuant to the Asset Purchase Agreement, is greater than $600,000 (pursuant to the Allocation and Indemnity Agreement, the Company will receive $250,000 of the Second Payment, which amount is guaranteed by Sahyoun Holdings LLC and Mr. Sahyoun);

    (iii) the Third Payment of $1,000,000, subject to (a) a downward adjustment equal to the amount by which the Purchaser's profit for the six month period ending December 31, 2002, as determined pursuant to the Asset Purchase Agreement, is less than $600,000, and (b) an upward adjustment equal to the amount by which the Purchaser's profit for the six month period ending December 31, 2002, as determined pursuant to the Asset Purchase Agreement, is greater than $600,000 (pursuant to the Allocation and Indemnity Agreement, the Company will receive $250,000 of the Third Payment, which amount is guaranteed by Sahyoun Holdings LLC and Mr. Sahyoun); and

    (iv) the Subsequent Payments for the years ending December 31, 2003, 2004, 2005, 2006 and 2007, which are to be based on a multiple of the annual successive increases, if any, in the Purchaser's profit for such years, as determined in accordance with the Asset Purchase Agreement (the Company is not entitled to any portion of the Subsequent Payments if and when earned or paid).

    All payments of the purchase price will be made directly to the Seller. The Company's portion of any payment of the purchase price will be paid to it in accordance with the terms of the Allocation and Indemnity Agreement.

    ASSUMPTION OF LIABILITIES

    On the date of the Closing (the "Closing Date"), the Purchaser will assume selected liabilities of the Seller, including the post-closing obligations and duties of the Seller under specified contracts being assumed by the Purchaser. The Purchaser shall have no liability for: obligations of the Seller to its members, attorneys or accountants, the obligations for goods and services provided prior to the Closing Date; any federal, state or local income, sales, use and franchise taxes associated with the sale of the assets or the Seller's operations; or any other liability, whether known or unknown, and whether actual or contingent, including all accrued expenses, payroll and property taxes, trade payables, leases on real or personal property, or any other liability not expressly assumed under the Asset Purchase Agreement. All liabilities and obligations not assumed by the Purchaser shall be the sole responsibility of, and shall be satisfied by, the Seller, and the Selling Parties shall indemnify the Purchaser in the event the Purchaser incurs any cost for any item not specifically assumed by the Purchaser.

    REPRESENTATIONS AND WARRANTIES

    Under the Asset Purchase Agreement, the Selling Parties have represented and warranted as to, among other things, the organization, standing and qualification of the Seller, the Company and Sahyoun Holdings LLC; related party transactions; capitalization of the Seller; authority of the Selling Parties; financial statements of the Company; litigation; compliance with laws; absence of undisclosed liabilities, changes or events; title to and condition of the subject assets; rights and licenses of the Selling Companies; insurance; environmental matters; employee benefits; customers and suppliers; records; brokerage and finder's fees; and other customary matters.

    THE CLOSING

    The Closing of the Asset Sale shall take place within five business days after the annual meeting if the Company's stockholders approve the Asset Sale. At the Closing, the following shall occur:

    - The Seller shall deliver bill(s) of sale and deeds for all of the assets being sold and evidence that all liens on such assets not permitted in the Asset Purchase Agreement have been released.

    - The Seller and the Purchaser shall enter into an assignment and assumption agreement, pursuant to which the Purchaser will assume certain obligations of the Seller.

    - The Company shall deliver a license agreement, pursuant to which the Purchaser will have a royalty free, perpetual, world-wide exclusive use of the name "Stratus Engineering."

    - Purchaser shall pay Seller the First Payment of the purchase price in immediately available funds.

    - The Selling Parties shall deliver evidence that any approvals required to consummate the Asset Sale have been obtained.

    - Mr. Sahyoun and certain other employees of the Seller shall execute and deliver non-solicitation and proprietary agreements.

    - An executive officer of each of the Seller and the Company shall deliver a certificate as to, among other things, the compliance by the Seller and the Company of their covenants under the Asset Purchase Agreement, whether any proceeding has been threatened or instituted to prevent or contest in any way the Asset Sale, and the status of the representations and warranties of the Selling Parties as of the Closing Date.

    - The delivery of all consents and waivers of third parties and governmental agencies and entities which are necessary for consummation of the Asset Sale.

    - The issuance of legal opinions by the respective counsels to the Selling Parties.

    - The delivery of general releases in favor of the Seller and Purchaser by each of the Selling Parties, other than the Seller, pursuant to which each Selling Party will release the Seller from any liability or obligation it may have to such Selling Party through the Closing Date.

    CONDUCT OF BUSINESS PRIOR TO CLOSING

    Prior to Closing, the Seller is obligated to conduct its operations in the ordinary and usual course of business and consistent with past practices. In that connection, the Seller may not, without the consent of the Purchaser, dissolve, liquidate, merge or consolidate with any other entity; sell, lease or dispose of any of its assets, other than in the ordinary course of business; amend, modify, change, alter, terminate, rescind or waive any rights or benefits under any contract or agreement; amend, modify, change, alter or accelerate any billing procedure or billing cycle or rescind or waive any financial commitment or payment due; incur any indebtedness; or perform, take, enter into or incur or permit to exist (except where any such existence could not be eliminated by the application of the Selling Parties best efforts to so eliminate such existences) any act, transaction, event or occurrence out of the ordinary course. In addition, prior to the Closing, the Selling Parties shall give the Purchaser prompt written notice of any action or occurrence which would make any of their representations or warranties in the Asset Purchase Agreement no longer accurate. Further, prior to Closing, the Purchaser's counsel, representatives and agents shall have full access, during normal business hours, to all properties, books and records of the Seller and the Company relevant to the assets being sold. All information obtained from the Seller and the Company by the Purchaser and its employees and representatives shall remain confidential.

    CONDITIONS TO CLOSING

    The Purchaser's obligation to purchase the assets and assume the liabilities will cease upon the happening of any of the following events prior to the
Closing:

    - A force majeure (Act of God) or other event beyond the control of the parties occurs, which has a material adverse effect on the assets or the net value thereof, or on the financial position or commercial prospects of the Seller.

    - All liens on the assets to be sold, other than those permitted in the Asset Purchase Agreement, are not discharged.

    - Any material adverse change in the business, properties, assets, liabilities, prospects or condition (financial or otherwise) or results of operations of the Seller occurs or any place of business of the Seller shall have suffered a substantial fire or other casualty loss or damage.

    - The stockholders of the Company do not approve the Asset Sale by April 20, 2002.

    - The Selling Parties fail to satisfy any condition to Closing applicable to them set forth in the Asset Purchase Agreement.

    - A third party institutes or threatens to institute litigation with respect to the Asset Sale or any third party has sought or threatened to seek an injunction to prevent the consummation of the Asset Sale.

    - The failure of ninety percent (90%) or more of the employees associated with the business of the Engineering Services Division as of the date of the Asset Purchase Agreement to accept at-will employment by the Purchaser.

    The obligations of the Selling Parties to complete the Asset Sale and the other transactions contemplated by the Asset Purchase Agreement will cease upon the happening of any of the following events prior to Closing:

    - The Purchaser fails to satisfy any condition or make the deliveries required of it under the Asset Purchase Agreement; or

    - The institution or threat by a third party of litigation or an injunction against the implementation of the transactions contemplated by the Asset Purchase Agreement.

    EMPLOYEE MATTERS AND FUTURE OPERATION OF BUSINESS

    The Purchaser will offer at-will employment to the employees of the Company associated with the Engineering Services Division. Effective as of the Closing, all employees of the Company who accept employment by the Purchaser shall become employees of the Purchaser. Pursuant to the Asset Purchase Agreement, the Company has agreed to provide those employees of the Company who become employees of the Purchaser coverage under its health plans, at Purchaser's costs, until such time as the Purchaser obtains health benefits.

    The Asset Purchase Agreement provides that Mr. Sahyoun will be employed by the Purchaser and initially paid an annual salary of $175,000 per year.
Mr. Sahyoun shall also be entitled to bonuses based on the profits of the Purchaser. See "Interests of Certain Persons in the Asset Sale." The Asset Purchase Agreement also sets forth certain of the terms and conditions of Mr. Sahyoun's employment with the Purchaser, including guidelines as to Mr. Sahyoun's management of the future operations of the Purchaser.

    NO SHOP PROVISION

    Neither the Seller nor any of the other Selling Parties may engage in any negotiations or discussions with any third party regarding the sale of the Seller's assets or equity prior to the Closing, or if the Closing does not occur, until April 23, 2002.

    NO BILLING

    The Selling Parties have agreed not to bill any customer of the Seller nor solicit payment from any customer of the Seller with respect to work performed by the Seller after the end of the last completed monthly billing cycle prior to the Closing Date. In addition, the Selling Parties are prohibited from accelerating the billing procedure for work-in-progress. Any payments received by the Seller or the Company on account of work-in-progress shall be retained by the Seller and included in the assets to be sold to Purchaser.

    CONFIDENTIALITY

    The Selling Parties and the Purchaser have agreed to keep confidential, to the extent allowed by law, including federal and state securities laws, all information learned about each other in connection with the Asset Sale. No press release or other public announcement or disclosure regarding the Asset Sale may be made by the Selling Parties without the prior review, and in some instances, approval of the Purchaser.

    COVENANT NOT TO COMPETE

    The Company has agreed that for the three (3) year period which commenced January 24, 2002, it will not (i) own, manage, operate, sell, control or participate in the ownership, management, operation, sales or control of any business that solicits for the provision of or provides engineering consulting services similar to or competitive with the services currently being provided by the Seller, (ii) accept an engagement to provide engineering consulting services to any third party, or (iii) interfere with the relationships of the Purchaser with the customers, suppliers or other business contacts of the Seller; provided, however, that the Company is not prohibited from providing staff augmentation services or placing third party engineers on a temporary basis to persons or entities, other than certain customers of the Seller, under circumstances in which the Company does not provide engineering consulting services. The other Selling Parties are also subject to non-compete covenants similar to those applicable to the Company.

    INDEMNIFICATION BY SELLING PARTIES

    Each of the Selling Parties has agreed, jointly and severally, to save, indemnify and hold harmless Purchaser, its affiliates and shareholders and their respective directors, officers, shareholders, agents, successors, assigns and affiliates (the "Purchaser Indemnified Parties"), from and against any and all loss, liability, damages and expenses resulting from of arising out of or in connection with:

    - the existence of any lien on the assets to be sold, other than a lien expressly assumed by the Purchaser;

    - any breach or non-fulfillment of one or more of the representations and warranties of the Selling Parties;

    - a breach or non-fulfillment of any covenant or agreement to be performed or complied with by any of the Selling Parties under the Asset Purchase Agreement prior to or at the Closing;

    - any matter or thing occurring prior to the Closing; and

    - any and all actions, suits, proceedings, claims, demands, assessments, judgments, costs and expenses incident to any of the above matters.

    In addition, each of the Selling Parties has agreed to severally indemnify and hold harmless the Purchaser Indemnified Parties for any and all loss, liability, damages and expenses resulting from or arising out of or in connection with a breach or non-fulfillment of any post-Closing covenant or agreement to be performed or complied with by such Selling Party under the Asset Purchase Agreement, including any and all actions, suits, proceedings, claims, demands, assessments, judgments, costs and expenses incident thereto or incurred in investigating or attempting to avoid the same or to oppose the imposition thereof.

    The Selling Parties shall not be liable for indemnification claim(s) based on the incorrectness or incompleteness of one or more of their representations and warranties which in the aggregate are less than $37,000; provided, however, that if the Purchaser's claim for indemnification exceed such amount, the Selling Parties shall be liable for the full amount of all indemnification claims starting at dollar one. The Purchaser also may set off the amount of any indemnification claim payable under the Asset Purchase Agreement against any payments that may be due to the Selling Parties from Purchaser, except no set off may be made against the base fixed salary of Mr. Sahyoun.

    INDEMNIFICATION BY PURCHASER

    The Purchaser shall indemnify the Selling Parties for damages and expenses resulting from or arising out of or in connection with a breach of any of the Purchaser's covenants, or any and all actions, suits, proceedings, claims, demands, assessments, judgments, costs or expenses incident thereto or incurred in investigating or attempting to avoid the same or to oppose the imposition thereof.

    ALLOCATION AND INDEMNITY AGREEMENT

    Contemporaneously with the execution of the Asset Purchase Agreement, the Company, Mr. Sahyoun and Sahyoun Holdings LLC entered into the Allocation and Indemnity Agreement, which provides that after the satisfaction by Seller of all indebtedness, liabilities and expenses of Seller, the Company will receive eighty percent (80%) of the First Payment, and $250,000 of each of the Second Payment and Third Payments. Mr. Sahyoun and Sahyoun Holdings LLC have jointly and severally guaranteed the payment of each of the $250,000 installments to the Company, regardless of the amount paid by Purchaser to Seller under the Asset Purchase Agreement. Upon its receipt of the payments required under the Allocation and Indemnity Agreement, the Company's interest in the Seller will terminate and the Company will not be entitled to any additional payments under the Asset Purchase Agreement.

    Mr. Sahyoun and Sahyoun Holdings LLC have jointly and severally agreed to indemnify the Company from and against all losses, damages, costs and expenses arising out of or related to (i) breaches of any covenants or agreements to be performed or complied with by Mr. Sahyoun or Sahyoun Holdings LLC prior to the Closing, (ii) breaches of any agreements, certificates, documents or instruments executed by Mr. Sahyoun or Sahyoun Holdings LLC delivered pursuant to or in connection with the Asset Purchase Agreement prior to or at the Closing,
(iii) the breach or nonfulfillment of certain representations and warranties set forth in the Asset Purchase Agreement, (iv) negligence of the Company or the Engineering Services Division in conducting the business of the Engineering

Services Division, to the extent that any such losses relate to a claim of a party other than the Company, (v) illegal conduct or willful misconduct on the part of the employees of the Engineering Services Division and (vi) breaches prior to the Closing of any contracts pertaining to the provision of engineering services by the Engineering Services Division to a party other than the Company. The obligation of Mr. Sahyoun and Sahyoun Holding LLC to provide indemnity apply only to the extent that the Company's losses are not covered by insurance.

    The Company has agreed to indemnify Mr. Sahyoun and Sahyoun Holdings LLC from and against all losses, damages, costs and expenses arising out of or related to (i) breaches of any covenants or agreements to be performed or complied with the Company prior to Closing, (ii) breaches of any agreements, certificates, documents or instruments executed by the Company prior to or at the Closing, and (iii) the breach or nonfulfillment of certain representations and warranties set forth in the Asset Purchase Agreement.

    REGULATORY APPROVALS

    None of the parties to the Asset Purchase Agreement is required to comply with any federal or other state regulatory requirements in connection with the Asset Sale.

    INTERESTS OF CERTAIN PERSONS IN THE ASSET SALE

    Contemporaneously with the execution of the Asset Purchase Agreement, the Company contributed the assets of its Engineering Services Division to the Seller, a New Jersey limited liability company of which the Company was the sole member. At the same time, the Company transferred a thirty percent (30%) interest in the Seller to Charles Sahyoun, the President of the Engineering Services Division. The Company transferred this thirty percent (30%) interest in the Seller to Mr. Sahyoun (i) in consideration for his agreement to cancel options to acquire 385,448 shares of Common Stock having exercise prices ranging from $1.10 to $6.00, (ii) in recognition of his contributions to the development of the business of the Engineering Services Division, (iii) in recognition of the significant role he played in arranging and negotiating the proposed Asset Sale, (iv) in consideration of his agreement to guaranty a certain level of contingent payments from the Purchaser and to indemnify the Company in the event that the Company sustained losses attributable to breaches of certain representations and warranties contained in the Asset Purchase Agreement or its obligation to indemnify the Purchaser for losses and damages arising out of certain events prior to Closing, (v) in consideration of his agreement to enter into a non-compete covenant with the Purchaser, and (vi) to accommodate the Purchaser's requirement that Mr. Sahyoun have an interest in the contingent portion of the consideration payable by Purchaser for the assets being sold.

    Mr. Sahyoun has transferred his interest in the Seller to Sahyoun Holdings LLC, a New Jersey limited liability company of which he is the sole member.

    Pursuant to the Allocation and Indemnity Agreement, the Seller will distribute, after satisfaction by Seller of all indebtedness, liabilities and expenses of Seller, eighty percent (80%) of the First Payment (which First Payment will be $2,200,000 assuming the Engineering Services Division has a net equity and net asset value of $200,000 on the Closing Date) to the Company and the remainder of the First Payment received pursuant to the Asset Purchase Agreement to Sahyoun Holdings LLC. In addition, Seller will distribute to Sahyoun Holdings LLC (a) all but $250,000 of each of the Second Payment and the Third Payment received pursuant to the Asset Purchase Agreement (each of which will be equal to $1,000,000 plus or minus the amount by which the Purchaser's profit, as determined in accordance with the Asset Purchase Agreement, for the applicable six month period differs from $600,000) and (b) all of the Subsequent Payments received pursuant to the Asset Purchase Agreement (which Subsequent Payments are based upon multiples of the annual increase, if any, in the Purchaser's profits, as determined pursuant to the Asset Purchase Agreement, during the five year period ending

December 31, 2007 and are not possible to predict). As a result of this arrangement, Sahyoun Holdings LLC may be entitled to the payment of significant amounts under the Asset Purchase Agreement if the Purchaser achieves successive increases in annual profit. Under the terms of the Asset Purchase Agreement, Sahyoun Holdings LLC will not be entitled to any Subsequent Payments or its allocable share of the Second and Third Payments if Mr. Sahyoun's employment with Purchaser ceases for any reason other than death or permanent disability prior to December 31, 2003.

    The Asset Purchase Agreement provides that Mr. Sahyoun will be entitled to an annual salary of $175,000 from the Purchaser and, provided that the Purchaser meets certain earnings tests, a bonus of $25,000 on each June 30 and December 31 during the term of his employment.

    USE OF PROCEEDS OF THE ASSET SALE

    The Company estimates that the proceeds from the Asset Sale will be approximately $2,300,000, including approximately $1,800,000 from the First Payment and $250,000 from each of the Second and Third Payments. The Company will use the proceeds of the Asset Sale for working capital purposes and to reduce indebtedness, including trade payables and a $600,000 promissory note issued in an acquisition completed in fiscal 2001 which was originally due in January 2002. The holder of this note has agreed to forbear from exercising remedies under the note until April 2002.

PRO FORMA FINANCIAL INFORMATION

    The following unaudited pro forma condensed consolidated financial information gives effect to the Asset Sale as if such transaction had occurred on September 30, 2001 for balance sheet data and October 1, 2000 for statement of operations data. These pro forma financial statements are presented for illustrative purposes only, and are not necessarily indicative of the operating results and financial position that might have been achieved had the Asset Sale occurred on the dates indicated, nor are they necessarily indicative of operating results and financial position which may occur in the future.

    The historical statements of operations data for the periods presented are derived from the historical financial statements of the Company. These pro forma statements should be read in conjunction with the Company's Annual Report on Form 10-K for the fiscal year ended September 30, 2001.

                          STRATUS SERVICES GROUP, INC.
                  UNAUDITED PRO FORMA CONDENSED BALANCE SHEET
                            AS OF SEPTEMBER 30, 2001

                                                                  PRO FORMA ADJUSTMENT
                                             --------------------------------------------------------------
                                               STRATUS            LESS:
                                              SERVICES     ENGINEERING SERVICES      SALE        PRO FORMA
                                             GROUP, INC.       DIVISION(1)        PROCEEDS(2)      TOTAL
                                             -----------   --------------------   -----------   -----------
Current Assets
  Cash and cash equivalents................  $   171,822        $       --        $1,496,000    $ 1,667,822
  Accounts receivable......................    8,540,112                --                --      8,540,112
  Unbilled receivables.....................    1,566,417                --                --      1,566,417
  Prepaid insurance........................    1,436,278                --                --      1,436,278
  Investment...............................    1,166,046                --                --      1,166,046
  Prepaid expenses and other current
    assets.................................       77,146                --           250,000        327,146
                                             -----------        ----------        ----------    -----------
                                              12,957,821                --         1,746,000     14,703,821
Property and equipment, net of accumulated
  depreciation.............................    1,612,216           185,000                --      1,427,216
Intangible assets, net of accumulated
  amortization.............................    7,078,428                --                --      7,078,428
Deferred financing costs, net of
  accumulated amortization.................      454,878                --                --        454,878
Other assets...............................      164,815            14,610           250,000        400,205
                                             -----------        ----------        ----------    -----------
                                             $22,268,158        $  199,610        $1,996,000    $24,064,548
                                             ===========        ==========        ==========    ===========

                                   LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities
  Loans payable (current portion)..........  $   347,289        $       --        $       --    $   347,289
  Notes payable--acquisitions (current
    portion)...............................    1,110,726                --                --      1,110,726
  Line of credit...........................    7,306,581                --                --      7,306,581
  Insurance obligation payable.............      549,460                --                --        549,460
  Accounts payable and accrued.............    3,421,796                --                --      3,421,796
  Accrued payroll and taxes................    1,461,738                --                --      1,461,738
  Payroll taxes payable....................      306,230                --                --        306,230
                                             -----------        ----------        ----------    -----------
                                             $14,503,820        $       --        $       --    $14,503,820
Loans payable (net of current portion).....      291,243                --                --        291,243
Notes payable--acquisitions (net of current
  portion).................................    1,403,847                --                --      1,403,847
Convertible debt...........................    1,125,399                --                --      1,125,399
                                             -----------        ----------        ----------    -----------
                                              17,324,309                --                --     17,324,309
Series A voting redeemable convertible
  preferred stock..........................    2,792,000                --                --      2,792,000
Temporary equity--put options..............      869,000                --                --        869,000
Stockholders' equity.......................    1,282,849           199,610         1,996,000      3,079,239
                                             -----------        ----------        ----------    -----------
  Total stockholders equity................  $22,268,158        $  199,610        $1,996,000    $24,064,548
                                             ===========        ==========        ==========    ===========

      See accompanying notes to unaudited pro forma financial statements.

                          STRATUS SERVICES GROUP, INC.
                  UNAUDITED PRO FORMA STATEMENT OF OPERATIONS
                     FOR THE YEAR ENDED SEPTEMBER 30, 2001

                                                                          LESS:
                                                           STRATUS     ENGINEERING
                                                          SERVICES       SERVICES      PRO FORMA
                                                         GROUP, INC.   DIVISION (3)      TOTAL
                                                         -----------   ------------   -----------
Revenues...............................................  $64,271,705    $7,245,367    $57,026,338
Cost of revenues.......................................   51,021,613     4,947,328     46,074,285
                                                         -----------    ----------    -----------
Gross profit...........................................   13,250,092     2,298,039     10,952,053
                                                         -----------    ----------    -----------
Selling, general administrative expenses...............   15,211,887     1,790,253     13,421,634
Loss on impairment of goodwill.........................      700,000            --        700,000
Other charges..........................................      519,801       144,495        375,306
                                                         -----------    ----------    -----------
........................................................   16,431,688     1,934,748     14,496,940
                                                         -----------    ----------    -----------
Earnings (loss) from operations........................   (3,181,596)      363,291     (3,544,887)
                                                         -----------    ----------    -----------
Other income (expenses)
  Finance charges, interest and financing costs........   (2,277,898)     (217,361)    (2,060,537)
  Other income (expense)...............................      (47,963)           --        (47,963)
                                                         -----------    ----------    -----------
........................................................   (2,325,861)     (217,361)    (2,108,500)
                                                         -----------    ----------    -----------
Earnings (loss) before income taxes....................   (5,507,557)      145,930     (5,653,387)
Income taxes...........................................      340,000            --        340,000
                                                         -----------    ----------    -----------
Net earnings (loss)....................................   (5,847,457)      145,930     (5,993,387)
  Dividends and accretion on preferred stock...........      (63,000)           --        (63,000)
                                                         -----------    ----------    -----------
Net earnings (loss) attributable to common
  stockholders.........................................  $(5,910,457)   $  145,930    $(6,056,387)
                                                         ===========    ==========    ===========
Net earnings (loss) per share attributable to common
  stockholders (basic and diluted).....................  $      (.99)                 $     (1.01)
Weighted average shares, outstanding per common share
  (basic and diluted)..................................    5,996,134                    5,996,134

      See accompanying notes to unaudited pro forma financial statements.

NOTES TO PRO FORMA FINANCIAL STATEMENTS

    The pro forma adjustments to the unaudited pro forma balance sheet, assuming this transaction occurred on September 30, 2001, and the unaudited pro forma statement of operations, assuming the transaction occurred on October 1, 2000, are as follows:

    (1) Adjustment to reflect the balance sheet of the Engineering Division sold as part of the transaction.

    (2) Adjustments to record the Company's 80% share of the cash proceeds of $2,200,000, net of an estimated $330,000 professional fees and other costs related to the transaction, and the additional proceeds to the Company of $500,000 to be received, $250,000 on June 30, 2002 and $250,000 on December 31, 2002, net of $199,610 of asset sold, resulting in a gain of $1,796,390, which is shown as an increase to stockholders' equity.

    (3) Adjustment to eliminate results of operations of the Engineering Services Division.

ACCOUNTING TREATMENT

    Under generally accepted accounting principles, upon consummation of the Asset Sale, the Company will remove the net assets sold from is balance sheet and record the gain or loss on the sale, net of transaction and other related costs, including applicable state and federal income taxes, on its statement of operations.

FEDERAL INCOME TAX CONSEQUENCES

    The following summary of the anticipated federal income tax consequences to the Company of the Asset Sale is not intended as tax advice and is not intended to be a complete description of the federal income tax consequences of the Asset Sale. This summary is based upon the Internal Revenue Code of 1986 (the "Code"), as presently effect, the rules and regulations promulgated thereunder, current administrative interpretations and court decisions. No assurance can be given that future legislation, regulations, administrative interpretations or court decisions will not significantly change these authorities, possibly with retroactive effect. No rulings have been requested or received from the Internal Revenue Service ("IRS") as to the matters discussed and there is no intent to seek any such ruling. Accordingly, no assurance can be given that the IRS will not challenge the tax treatment of certain matters discussed or, if it does challenge the tax treatment, that it will not be successful.

    The proceeds from the Asset Sale will be a taxable sale by the Company upon which gain or loss will be recognized by the Company. The amount of gain or loss recognized by the Company with respect to the sale of a particular asset will be measured by the difference between the amount realized by the Company on the sale of that asset and the Company's tax basis in that asset. The amount realized by the Company on the Asset Sale will include the amount of the cash received and the fair market value of any other property received. For purposes of determining the amount realized by the Company with respect to specific assets, the total amount realized by the Company will be allocated among the assets according to the allocation set forth in the Asset Purchase Agreement. The Company's bases in its assets are generally equal to their cost, as adjusted for certain items, such as depreciation. The determination of whether gain or loss is recognized by the Company will be made with respect to each of the assets to be sold. Accordingly, the Company may recognize gain on the sale of certain assets and loss on the sale of certain others, depending on the amount of consideration allocated to an asset as compared with the basis of that asset.

NO DISSENTER'S RIGHTS

    Stockholders of the Company will have no dissenter's or appraisal rights under the Delaware General Corporation Law or otherwise in connection with the Asset Sale.

CONSEQUENCES IF ASSET SALE IS NOT APPROVED

    As of December 31, 2001, the Company had limited liquid resources. Current liabilities were approximately $14,522,000 and current assets were approximately $12,998,000. The difference of approximately $1,534,000 is a working capital deficit which is primarily the result of losses the Company sustained over the past year. If the Asset Sale is not approved by stockholders, the working capital deficit will remain and the Company will seek to restructure or extend the maturity date of the $600,000 note which previously became due in January 2002; however, no assurance can be given that the holder will agree to any such restructuring or extension or continue to forbear from exercising its remedies. In addition, the Company will likely seek to raise capital through the issuance of additional securities or seek other alternatives for disposing of the Engineering Services Division; however, no assurance can be given that the Company will be able to issue any such securities on reasonable terms or identify other acquirors of the Engineering Services Division.

    If the Asset Sale is not consummated, the assets of the Engineering Division will be transferred by SEP, LLC to the Company. In such event, it is anticipated that the options forfeited by Mr. Sahyoun will be reinstated.

VOTE REQUIRED

    The Delaware General Corporation Law requires stockholder approval of a sale of all or substantially all of a corporation's asset and properties. The Company does not believe that the assets of the Engineering Services Division represent all or substantially all of the Corporation's assets and properties, and, as a result, does not believe that stockholder approval of the Asset Sale is required under Delaware law; however, the Closing of the Asset Purchase Agreement is conditioned upon the approval of the Asset Sale by the affirmative vote of the holders of a majority of the outstanding Common Stock and Preferred Stock voting together as a single class.

                 THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR"
                          APPROVAL OF THE ASSET SALE.

                               PROPOSAL NUMBER 2
                             ELECTION OF DIRECTORS

    The Company's by-laws provide that the Board of Directors shall consist of not fewer than 3 nor more than 7 members. The Board of Directors has fixed the number of directors at six, all of whom are to be elected at the 2002 annual meeting.

    All incumbent directors have been nominated to stand for reelection at the 2002 annual meeting to hold office until the 2003 annual meeting. It is the intention of the persons named in the accompanying proxy to vote, unless otherwise instructed, in favor of the election of all incumbent directors. If any incumbent director should be unable to serve, the proxies will be voted for the election of a substitute nominee, if any, designated by the Board of Directors. The Company is not aware of any reason why any incumbent director, if elected, would be unable to serve as a director.

    NOMINEES

    The name and age of each of the nominees for director, each of whom, except Charles A. Sayhoun, currently serves on the Board, are set forth below. Additional biographical information concerning each of the nominees and the executive officers follows the table.

NAME                                          AGE                           POSITION
----                                        --------                        --------
Joseph J. Raymond.........................     66      Chairman of the Board, President and Chief
                                                       Executive Officer
Michael J. Rutkin.........................     50      Director
Harry Robert Kingston.....................     79      Director
Donald W. Feidt...........................     69      Director
Sanford I. Feld...........................     73      Director
Charles A. Sahyoun........................     50      President--Engineering Services Division

    Set forth below is certain biographical information with respect to the nominees for election to the Board of Directors.

    JOSEPH J. RAYMOND has served as Chairman of the Board and Chief Executive Officer of Stratus since its inception in 1997. Prior thereto, he served as Chairman of the Board, President and Chief Executive Officer of Transworld Home Healthcare, Inc. (NASDAQ:TWHH), a provider of healthcare services and products, from 1992 to 1996. From 1987 through 1997, he served as Chairman of the Board and President of Transworld Nurses, Inc., a provider of nursing and paraprofessional services, which was acquired by Transworld Home
Healthcare, Inc. in 1992.

    MICHAEL J. RUTKIN has served as a Director of Stratus since November 1997 and was Chief Operating Officer and President from March 1997 to October 1998. Since November 1998, Mr. Rutkin has served as General Manager/Chief Executive Officer of Battleground Country Club. From 1996 to 1998, Mr. Rutkin served as Vice President of Transworld Management Services, Inc. From February 1993 to October 1996, he served as Chief Operating Officer of HealthCare Imaging Services, Inc. Prior thereto, Mr. Rutkin was the Executive Vice President of Advanced Diagnostic Imaging from February 1987 to February 1993. From
March 1981 to September 1984, he served as Director of New Business Development for the United States Pharmaceutical Division of CIBA-Geigy. Mr. Rutkin is the brother-in-law of Joseph J. Raymond.

    HARRY ROBERT KINGSTON has served as a Director of Stratus since
November 1997. From 1977 until his retirement in 1989, he served as the President and Chief Executive Officer of MainStream Engineering Company, Inc., an engineering staffing firm located in California. From 1965 to 1968, he served as President and Partner of VIP Engineering Company, a subsidiary of CDI Corporation, a staffing and engineering services business. From 1968 to 1977, Mr. Kingston served as Vice President for CDI Corporation.

    DONALD W. FEIDT has served as a Director of Stratus since November 1997. From 1987 to December 1998, Mr. Feidt was a Managing Partner of Resource Management Associates, an information technology consulting company. Since December 1998, Mr. Feidt has served as a Vice President to the Chief Executive Officer of Skila Inc., a global web-based business intelligence platform company providing services to the medical industry.

    SANFORD I. FELD has served as a Director of the Company since
November 1997. Mr. Feld is currently president of Leafland Associates, Inc., an advisor to Feld Investment and Realty Management, a real estate development and management company. He also serves as Chairman of

Flavor and Food Ingredients, a private savory and flavor company. From 1973 to 1979, he served as Director of the Chelsea National Bank of New York City.

    CHARLES A SAHYOUN has served as President of the Engineering Services Division since December 1997. From September 1988 to December 1997, he was employed in various capacities with Day & Zimmerman Utilities Services
Group, Inc., an engineering and design services company, including Vice President of Business Development. Mr. Sahyoun is a cousin of Joseph J. Raymond.

    MEETINGS OF THE BOARD OF DIRECTORS; COMMITTEES

    During the fiscal year ended September 30, 2001, the Board of Directors held nine meetings. During fiscal 2001, each member of the Company's current Board of Directors attended at least 75% of the meetings of the Board of Directors and all of the meetings of the committees on which he served. Directors who are employees of the Company are not compensated for serving on the Board of Directors. Non-employee directors are paid a fee of $1000 per Board of Directors or committee meeting attended in person and $500 per meeting attended telephonically.

    During fiscal 2001, the Board of Directors had two standing committees: the Audit Committee and the Compensation Committee. The Audit Committee currently consists of Mr. Kingston, Mr. Feidt and Mr. Feld. The Audit Committee's principal functions include making recommendations to the Board of Directors regarding the auditors to be engaged as the Company's independent public accountants, reviewing the proposed plan and scope for the annual audit and the results of and recommendations from such audit when completed, reviewing the services rendered by the auditors and the fees charged for such services, determining the effect, if any, of the performance of any non-audit services by the Company's independent public accountants on the independence and objectivity of such accountants, and reviewing the plan, scope and results of the Company's internal audit operations. During fiscal 2001, the Audit Committee held one meeting.

    Messrs. Kingston, Feidt and Feld are members of the Compensation Committee. The Compensation Committee reviews and approves compensation for executive employees of the Company on a periodic basis, subject to approval of the Board of Directors, and establishes and administers the Company's compensation programs. The Compensation Committee will also administer the 2002 Equity Incentive Plan if the proposal to adopt the plan is approved at the meeting. During fiscal 2001, the Compensation Committee held one meeting.

    VOTE REQUIRED

    Election by the Company's stockholders of a nominee for the Board of Directors requires the affirmative vote of a plurality of the votes cast at the annual meeting by the holders of shares of Common Stock and Preferred Stock, voting together as a single class, present in person or represented by proxy and entitled to vote.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE ELECTION OF EACH NOMINEE FOR
                            THE BOARD OF DIRECTORS.

                               PROPOSAL NUMBER 3
                  ADOPTION OF THE STRATUS SERVICES GROUP, INC.
                           2002 EQUITY INCENTIVE PLAN

INTRODUCTION

    The Board of Directors has approved and adopted, subject to approval and ratification by the stockholders, the 2002 Equity Incentive Plan (the "Equity Incentive Plan" or the "Plan"). The Board of Directors believes that the Equity Incentive Plan can be an effective means of attracting, motivating and retaining key employees and directors. In addition, the Board of Directors believes that the Equity Incentive Plan will provide a method whereby key employees and directors can share in the long-term growth in the Company.

    The aggregate number of shares reserved for issuance under the Equity Incentive Plan is 5,000,000 shares.

SUMMARY OF PROVISIONS OF THE 2002 EQUITY INCENTIVE PLAN

GENERAL

    The Equity Incentive Plan will be administered by the Compensation Committee which will be authorized to grant (i) "incentive stock options" within the meaning of Section 422 of the Code, (ii) nonqualified stock options,
(iii) stock appreciation rights ("SARs"), (iv) restricted stock grants,
(v) deferred stock awards and (vi) other stock based awards to employees of the Company and its subsidiaries. The Compensation Committee will determine (a) the recipients of awards under the Plan ("Awards"), (b) the times at which Awards will be made, (c) the size and type or types of Awards to be made to each recipient and (d) will set forth in each such Award the terms, conditions and limitations applicable to the Award granted. The Compensation Committee will have full and exclusive power to interpret the Plan, to adopt rules, regulations and guidelines relating to the Plan, to grant waivers of Plan restrictions and to make all of the determinations necessary for its administration.

    The aggregate number of shares of Common Stock reserved for issuance pursuant to Awards granted under the Plan is 5,000,000 shares. The maximum number of shares of the Company's Common Stock which may be issued to the Chief Executive Officer of the Company pursuant to various Awards may not exceed thirty-five percent (35%) of the total number of shares of the Company's Common Stock reserved for issuance under the Plan. The maximum number of shares of the Company's Common Stock which may be issued to any other employee or participant under the Plan may not exceed twenty percent (20%) of the total number of shares of the Company's Common Stock reserved for issuance under the Plan. The Equity Incentive Plan will terminate on December 31, 2011 unless earlier terminated by the Board of Directors.

    Those eligible to receive Awards under the Plan (each, a "Participant" and collectively, the "Participants") will be persons in the employ of the Company, or any of its subsidiaries, designated by the Committee ("Employees") and other persons or entities who, in the opinion of the Committee, are in a position to make a significant contribution to the success of the Company or its subsidiaries, including, without limitation, consultants and agents of and advisors to the Company or any subsidiary. A "subsidiary" for purposes of the Plan will be a present or future corporation of which the Company owns or controls, or will own or control, more than 50% of the total combined voting power of all classes of stock or other equity interests.

AWARDS UNDER THE EQUITY INCENTIVE PLAN

    STOCK OPTIONS. The Compensation Committee may grant either incentive stock options or non-qualified stock options under the Equity Incentive Plan. Only employees of the Company may be granted incentive stock options. The exercise price of each option shall be equal to the "fair market value" (as defined below) of the Common Stock on the date the option is granted to the Participant; provided, however, that (i) in the Compensation Committee's discretion, the exercise price of a non-qualified option may be less than the fair market value of the Common Stock on the date of grant; (ii) with respect to a Participant who owns more than 10% of the total combined voting power of all classes of stock of the Company, the exercise price of an incentive stock option granted to such Participant shall not be less than 110% of the fair market value of the Common Stock on the date the option is granted; and (iii) with respect to any option repriced by the Compensation Committee, the exercise price shall be equal to the fair market value of the Common Stock on the date such option is repriced unless determined otherwise by the Compensation Committee. For purposes of the exercise price of an option, "fair market value" shall mean the average of the high and low sales prices of the Common Stock as reported on the Nasdaq Small Cap Market. The term of each option granted to a participant pursuant to the Plan will be determined by the Compensation Committee; provided, however, that in no case shall an option be exercisable more than ten years (five years in the case of an incentive stock option granted to a ten-percent stockholder) from the date of the grant.

    STOCK APPRECIATION RIGHTS. An SAR is an Award entitling the recipient to receive payment, in cash and/or shares of Common Stock, determined in whole or in part by reference to appreciation in the value of a share of Common Stock. An SAR entitles the recipient to receive in cash and/or shares of Common Stock, with respect to each SAR exercised, the excess of the fair market value of a share of Common Stock on the date of exercise over the fair market value of a share of Common Stock on the date the SAR was granted.

    The Compensation Committee may grant SARs either alone or in combination with an underlying stock option. The term of an SAR and the time or times at which an SAR shall be exercisable shall be set by the Compensation Committee; provided, that an SAR granted in tandem with an option will be exercisable only at such times and to the extent that the related option is exercisable. An SAR granted in tandem with an incentive stock option may be exercised only when the market price of the shares of Common Stock subject to the incentive stock option exceeds the exercise price of the incentive stock option, and the SAR may be for no more than 100% of the difference between the exercise price of the underlying incentive stock option and the fair market value of the Common Stock subject to the underlying incentive stock option at the time the SAR is exercised. At the option of the Compensation Committee, upon exercise, an SAR may be settled in cash, Common Stock or a combination of both.

    RESTRICTED STOCK GRANTS. The Compensation Committee may grant shares of Common Stock under a restricted stock grant which sets forth the applicable restrictions, conditions and forfeiture provisions which shall be determined by the Compensation Committee and which can include restrictions on transfer, continuous service with the Company or any of its subsidiaries, achievement of business objectives, and individual, subsidiary and Company performance. Shares of Common Stock may be granted pursuant to a restricted stock grant for no consideration or for any consideration as determined by the Compensation Committee. Subject to such restrictions, conditions and forfeiture provisions as may be established by the Compensation Committee, any Participant receiving an Award of Restricted Stock will have all the rights of a stockholder of the Company with respect to the shares of Restricted Stock, including the right to vote the shares and the right to receive any dividends thereon.

    DEFERRED STOCK AWARDS. The Compensation Committee may grant shares of Common Stock under a deferred stock award, with the delivery of such shares of Common Stock to take place at such time or times and on such conditions as the Compensation Committee may specify. At the time any deferred stock award is granted, the Committee may provide that the Participant will receive an instrument evidencing the Participant's right to future delivery of Deferred Stock.

OTHER INFORMATION

    If there is a stock split, stock dividend or other relevant change affecting the Company's Common Stock, appropriate adjustments will be made in the number of shares of Common Stock or in the type of securities to be issued pursuant to any award granted before such event. In the event of a merger, consolidation, combination or other similar transaction involving the Company in which the Company is not the surviving entity, either all outstanding stock options and SARs shall become exercisable immediately and all restricted stock grants and deferred stock awards shall immediately become free of all restrictions and conditions, or the Compensation Committee may arrange to have the surviving entity grant replacement awards for all outstanding awards. Upon termination of service prior to age 65 for any reason other than death or disability, stock options and SARs which are exercisable as of the date of such termination may be exercised within three months of the date of termination, and any restricted stock grants and deferred stock awards which are still subject to any restriction or condition shall be forfeited to the Company. Upon death or disability or voluntary or involuntary termination of service after age 65, all stock options and SARs become immediately exercisable and may be exercised for a period of six months (in the case of death or disability) or three months (in the case of termination for reasons other than death or disability) after the date of termination, and all restricted stock grants and deferred stock awards shall become immediately free of all restrictions and conditions. The Compensation Committee has the discretionary authority to alter or establish the terms and conditions of an award in connection with termination of service. The Board of Directors may amend, suspend or terminate the Equity Incentive Plan, except that no action may, without the consent of a participant, adversely alter or impair any Award previously granted to a participant under the Plan without such participant's consent.

FEDERAL INCOME TAX CONSEQUENCES

    STOCK OPTIONS. The grant of an incentive stock option or a non-qualified stock option does not result in income for the grantee or in a deduction for the Company.

    The exercise of a non-qualified stock option results in ordinary income for the grantee and a business deduction for the Company measured by the difference between the option's exercise price and the fair market value of the shares of Common Stock received at the time of exercise. If the Company is required to withhold income taxes in connection with the exercise of a non-qualified stock option, the Compensation Committee may, in its discretion, permit such withholding obligation to be satisfied by the delivery of shares of Common Stock held by the grantee or to be delivered to the grantee upon exercise of the option.

    The exercise of a qualified incentive stock option does not result in income for the grantee or in a business deduction for the Company provided that the employee does not dispose of the shares of Common Stock acquired upon exercise within two years after the date of grant of the option and one year after the transfer of the shares of Common Stock upon exercise, and provided further that the employee is employed by the Company or a subsidiary of the Company from the date of grant until three months before the date of exercise. If these requirements are met, the employee's basis in the shares of Common Stock would be the exercise price. Any gain related to the subsequent disposition of shares of Common Stock will be taxed to the employee as a long-term capital gain and the Company will not be entitled to any deduction. The excess of the fair market value of the Common Stock on the date of exercise over the exercise price is an item of tax preference for the employee, potentially subject to the alternative minimum tax.

    If an employee should dispose of the shares of Common Stock acquired pursuant to the exercise of an incentive stock option prior to the expiration of either of the designated holding periods, the employee recognizes ordinary income and the Company is entitled to a business deduction in an amount equal to the lesser of the fair market value of the shares of Common Stock on the date of exercise minus the option exercise price or the amount realized on disposition of the shares of Common Stock minus the option exercise price. Any gain in excess of the ordinary income recognized by the employee is taxable as long-term or short-term capital gain, depending on the holding period. If an option, intended to be an incentive stock option, does not satisfy all of the requirements of an incentive stock option pursuant to Section 422 of the Code when granted, the employee recognizes ordinary income upon exercise of the option and the Company is entitled to a business deduction in an amount equal to the fair market value of the shares of Common Stock on the exercise date minus the option exercise price. Income tax withholding would be required. In the event an option intended to be an incentive stock option does not qualify as such when granted or when exercised, the Board of Directors believes that any related deduction should not be subject to the annual $1 million per capita limitation on employee remuneration for certain executive officers of the Company imposed by Section 162(m) of the Code. The Board of Directors believes that the income recognized by an employee or other participant upon the exercise of an option granted under the Equity Incentive Plan should be qualified performance-based compensation and, therefore, an exception to the limitations imposed on the Company by Section 162(m) of the Code with respect to the deductibility of a Named Executive Officer's compensation during a particular calendar year.

    SAR: The grant of an SAR does not result in income for the grantee or in a business deduction for the Company for federal income tax purposes. Upon the exercise of an SAR, the grantee recognizes ordinary income and the Company is entitled to a business deduction measured by the fair market value of the shares of Common Stock plus any cash received. Income tax withholding would be required for employees of the Company and its subsidiaries. The Board of Directors believes that any income related to the exercise of SARs should be exempt from the $1 million limit of Section 162(m) of the Code pursuant to the performance-based compensation exception.

    RESTRICTED STOCK GRANTS AND DEFERRED STOCK AWARD. If the shares of Common Stock issued pursuant to a restricted stock grant or deferred stock award are subject to restrictions resulting in a "substantial risk of forfeiture" pursuant to the meaning of such term under Section 83 of the Code, the restricted stock grant or deferred stock award does not result in income for the grantee or in a business deduction for the Company for federal income tax purposes at the time of the grant or award unless the recipient files a written election with the Internal Revenue Service pursuant to Section 83(b) of the Code to be taxed on the date of issuance on the difference between the then fair market value of the shares awarded and the price the recipient paid for the shares. If there are no such restrictions, conditions, limitations or forfeiture provisions, the grantee recognizes ordinary income and the Company is entitled to a business deduction upon receipt of the shares of Common Stock. Dividends paid to the grantee while the stock remained subject to any restrictions would be treated as compensation for federal income tax purposes. If an election under Section 83(b) is not made, at the time the restrictions lapse, the grantee receives ordinary income and the Company is entitled to a business deduction, subject to the $1 million deduction limitation under Section 162(m), measured by the fair market value of the shares of Common Stock at the time of lapse. Income tax withholding would be required for employees of the Company and its subsidiaries.

    OTHER STOCK BASED AWARDS. Any employee of the Company or any of its subsidiaries who receives shares of Common Stock as bonus compensation or in lieu of the employee's cash compensation shall recognize ordinary income, and the Company shall be entitled to a business deduction, subject to the $1 million deduction limitation under Section 162(m), measured by the fair market value of the shares of Common Stock issued to the employee.

NEW PLAN BENEFITS

    At this time, no awards have been granted under the Equity Incentive Plan, and it is not possible to state the terms or benefits of any individual awards which may be issued under the Equity Incentive

Plan, or which would have been issued if the Equity Incentive Plan had been in effect during fiscal 2001, or the name or positions of, or respective amounts of the allotment to, any persons who may participate.

VOTE REQUIRED

    Approval and adoption by the Company's stockholders of the Equity Incentive Plan requires the affirmative vote of a majority of the votes cast at the annual meeting by the holders of shares of Common Stock and Preferred Stock, voting together as a single class, present in person or represented by proxy and entitled to vote thereon.

          THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE APPROVAL
                AND ADOPTION OF THE 2002 EQUITY INCENTIVE PLAN.

                               PROPOSAL NUMBER 4
             PROPOSAL TO APPROVE ISSUANCE OF FULL NUMBER OF SHARES
               OF COMMON STOCK UPON CONVERSION OF PREFERRED STOCK

    BACKGROUND

    In July 2001, the Company issued 850,837 shares of Preferred Stock to Artisan (UK) plc ("Artisan") in exchange for 63,025,000 ordinary shares of enterpriseAsia.com, a London AIM listed company ("EPA"). The 63,025,000 shares of EPA received in the exchange represent approximately 26.3% of EPA's outstanding shares. The Company also issued 900,000 shares of Common Stock to Artisan.com Limited, an affiliate of Artisan, in July 2001 at an aggregate purchase price of $900,000. In connection with these transactions, the Company issued 608,096 shares of Preferred Stock and 30,000 shares of Common Stock as finder's fees to third parties. These transactions are collectively referred to herein as the "Exchange Transaction."

    Holders of the Preferred Stock are entitled to cumulative dividends at a rate of $.21 per share, payable annually on June 30 and December 31 of each year, when and as declared by the Company's Board of Directors, in preference and priority to any payment of any dividend on the Common Stock or any other class or series of stock of the Company. Dividends may be paid, at the option of the Company, either in cash or in shares of Preferred Stock, valued at $3.00 per share, if the Common Stock issuable upon conversion of such Preferred Stock has been registered for resale under the Securities Act of 1933, as amended. Holders of Preferred Stock are entitled to a liquidation preference of $3.00 per share, plus accrued and unpaid dividends.

    The Preferred Stock is convertible into Common Stock at any time at the option of the holder. The number of shares issuable upon conversion is determined by multiplying the number of shares of Preferred Stock to be converted by $3.00 and dividing the result by the conversion price then in effect (the "Conversion Price"). As of February 12, 2002, the Conversion Price was $3.00. As a result, as of February 12, 2002, each share of Preferred Stock was convertible into one (1) share of Common Stock. If all of the shares of Preferred Stock currently outstanding as of February 12, 2002 were converted, the Company would be required to issue 1,458,933 shares of Common Stock.

    Approval of the proposal to approve the issuance of the full number of shares of Common Stock upon conversion of the Preferred Stock is being sought to satisfy the stockholder approval requirements of the National Association of Securities Dealers, Inc. (the "NASD") and the Company's listing agreement with the Nasdaq Stock Market in the event that such conversions, when added to the number of shares of Common Stock issued in the Exchange Transaction require that more than 1,221,712 shares of Common Stock (approximately 19.9% of the shares of Common Stock outstanding before the Exchange Transaction) be issued in connection therewith.

    NASD REQUIREMENT AS TO STOCKHOLDER APPROVAL

    The rules of the NASD provide that stockholder approval must be obtained in connection with the acquisition of the stock or assets of another company where, due to the present or potential issuance of common stock, or securities convertible into or exercisable for common stock, (i) the common stock has or will have upon issuance voting power equal to or in excess of 20% of the voting power outstanding before the issuance of stock or securities convertible into or exercisable for common stock or (ii) the number of shares of common stock to be issued is or will be equal to or in excess of 20% of the number of shares of common stock outstanding before the issuance of the stock or securities (the "NASD Rule"). Although the Company's Common Stock was recently delisted from the Nasdaq SmallCap Market and the Company is not currently subject to the NASD Rule, the Company is in the process of appealing the delisting. If the Company's Common Stock is reinstated for trading on the Nasdaq SmallCap Market, the Company will again be subject to the NASD Rule.

    The Certificate of Designation, Preferences and Rights of the Preferred Stock filed by the Company with the Office of the Secretary of State, State of Delaware in connection with the Exchange Transaction (the "Certificate of Designation") contains provisions which would prohibit the issuance of Common Stock upon conversion of the Preferred Stock in excess of the limit imposed by the NASD Rule. If the Company again becomes subject to the NASD Rule, the failure to obtain stockholder approval of the full number of shares of Common Stock issuable upon conversion of the Preferred Stock could require the Company to redeem any shares of Preferred Stock which cannot be converted as a result of the failure to obtain stockholder approval at a special redemption price equal to the liquidation price of $3.00 per share plus accumulated but unpaid dividends at a rate of 7% per annum.

    CONSEQUENCES IF STOCKHOLDER APPROVAL NOT OBTAINED

    If stockholder approval is not obtained, the Company may be prohibited under the rules of the NASD and the terms of its listing agreement with the Nasdaq Stock Market from issuing more than an aggregate of 1,221,712 shares of Common Stock upon conversion of the Preferred Stock. If stockholder approval is not obtained the Company, if it is subject to the NASD Rule, could be required to redeem the shares of Preferred Stock which cannot be converted as a result of the limit imposed by the NASD rule at a price equal to the liquidation preference of $3.00 per share plus accumulated and unpaid dividends on the Preferred Stock at a rate of 7% per annum. No assurance can be given that the Company will have the funds required to make payments to the holders of the Preferred Stock under such circumstances. A failure to make the required payments would result in the Company being in default of its obligations under the Certificate of Designation. If the Company is not subject to the NASD Rule, it will be required to issue the full number of shares of Common Stock upon conversion of the Preferred Stock notwithstanding the absence of stockholder approval.

    VOTE REQUIRED

    Approval by the Company's stockholders of issuance of the full number of shares of Common Stock upon conversion of the Preferred Stock requires the affirmative vote of a majority of the votes cast at the annual meeting by the holders of Common Stock as represented by proxy and entitled to vote; however, in accordance with NASD policy, any shares issued in connection with the Exchange Transaction will not be counted for purposes of determining whether Proposal Number 4 has been approved.

 THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" APPROVAL OF THE ISSUANCE OF THE FULL NUMBER OF SHARES OF COMMON STOCK UPON CONVERSION OF THE PREFERRED STOCK.

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                                 PROPOSAL NO. 5
             PROPOSAL TO APPROVE ISSUANCE OF FULL NUMBER OF SHARES
                OF COMMON STOCK UPON CONVERSION OF 6% DEBENTURES

GENERAL

    In fiscal 2001 and the first quarter of fiscal 2002, the Company issued $790,050 aggregate principal amount of 6% Debentures in a private placement. This transaction is referred to herein as the "6% Debenture Private Placement" and the related securities issuances (including shares of Common Stock issuable upon the conversion of the 6% Debentures) are referred to as the "Private Placement Issuances."

    Approval of the proposal to approve the issuance of the full number of shares of Common Stock upon conversion of the 6% Debentures is being sought to satisfy the NASD Rule (as described under Proposal No. 4) and the Company's listing agreement with the Nasdaq Stock Market in the event that such conversions require that more than 1,145,112 shares of Common Stock be issued in connection therewith at a price per share that is less than $4.125 (the closing price of the Common Stock on the trading day immediately preceding the original issue date of the 6% Debentures). Although the Company's Common Stock was recently delisted from the Nasdaq SmallCap Market, and the Company is not currently subject to the NASD Rule, the Company is in the process of appealing the delisting. If the Company's Common Stock is reinstated for trading on the Nasdaq SmallCap Market, the Company will again be subject to the NASD Rule.

NASD REQUIREMENT AS TO STOCKHOLDER APPROVAL

    The NASD Rule provides that stockholder approval must be obtained in connection with a transaction other than a public offering involving the sale or issuance of Common Stock (or securities convertible into or exercisable for Common Stock) equal to 20% or more of the voting power outstanding before the issuance for less than the greater of the book or market value of the stock.

    As more particularly described below under the caption "Description of 6% Debenture Private Placement," the 6% Debentures are convertible into Common Stock in accordance with the terms and conditions stated in the 6% Debentures. The number of shares of Common Stock into which each 6% Debenture is convertible depends, in part, upon the "Conversion Price" in effect at the time of the conversion. Under the terms of the 6% Debentures, the "Conversion Price" is the lesser of (1) $4.65 and (2) 75% of the average closing price of a share of Common Stock during the five (5) consecutive trading days immediately preceding the applicable conversion date and, accordingly, the number of shares of Common Stock issuable upon conversion of the 6% Debentures will vary inversely with the market price of the Common Stock. As a result, it is not possible to determine at this time the number of shares of Common Stock issuable upon conversion of the 6% Debentures.

    The 6% Debentures contain provisions which would prohibit the issuance of Common Stock upon conversion of the 6% Debentures in excess of the limit imposed by the NASD Rule. As described in greater detail below under "Description of 6% Debenture Placement", the failure to obtain stockholder approval of the full number of shares of Common Stock issuable upon conversion of the 6% Debentures could require the Company to pay cash to a holder of 6% Debentures in an amount equal to the aggregate principal amount of the 6% Debentures then held by such holder for which a conversion would result in an issuance of Common Stock in excess of the limit imposed by the NASD Rule.

DESCRIPTION OF 6% DEBENTURE PRIVATE PLACEMENT

    In fiscal 2001 and the first quarter of fiscal 2002, the Company issued and sold in a private placement to certain accredited investors 6% Debentures in the aggregate principal amount of $790,050. The Company had previously sold $1,922,400 aggregate principal amount of 6% Debentures in December 2000 and received stockholder approval of the issuance of the full number of shares issuable upon conversion of such Debentures at the 2001 Annual Meeting of Stockholders. As of February 28, 2002, only the $790,050 aggregate principal amount of Debentures which are the subject of this Proposal No. 5 remained outstanding.

    The 6% Debentures are due December 1, 2005 but may be prepaid in whole or in part at any time by the Company upon ten (10) trading days notice. Prepayment may be made in an amount equal to 115% of the aggregate principal amount that the Company elects to prepay if the prepayment occurs within 120 days of the Original Issue Date (as defined below), in an amount equal to 120% of the aggregate principal amount that the Company elects to prepay if the prepayment occurs after 120 days but before 181 days after the Original Issue Date and in an amount equal to 125% of the aggregate principal amount that the Company elects to prepay if the prepayment occurs 181 days or more after the Original Issue Date.

    The 6% Debentures require the Company to pay interest to the holders thereof on a quarterly basis at a rate of 6% per annum in cash or, at the election of the Company, Common Stock. If interest is paid in Common Stock, then the number of shares issuable on account of such interest will equal the cash amount of the interest divided by the Conversion Price then in effect on the conversion date.

    Subject to certain limitations on conversion discussed below, the 6% Debentures are convertible into shares of Common Stock at the option of the holder, in whole or in part, at any time. The holder may effect conversions at its option by delivering to the Company a conversion notice specifying the principal amount of a 6% Debenture to be converted and the date on which such conversion is to be effected (the "Conversion Date") and containing a schedule reflecting the remaining principal amount of such 6% Debenture and all accrued and unpaid interest thereon subsequent to the conversion requested. Conversions will have the effect of lowering the outstanding principal amount of such 6% Debenture.

    A holder may not convert a 6% Debenture or receive shares of Common Stock as payment of interest in connection with a 6% Debenture to the extent such conversion or receipt of such interest payment would result in the holder, together with any affiliate, beneficially owning in excess of 4.999% of the then issued and outstanding shares of Common Stock (including shares issuable upon conversion of, and payment of interest on, the 6% Debentures held by such holder). A holder of 6% Debentures may waive this restriction.

    If the Company's Common Stock is then listed for trading on the Nasdaq SmallCap Market or the Nasdaq National Market and the Company has not obtained the required stockholder approval, then the Company may not issue in excess of 1,145,112 shares of Common Stock (the "Issuable Maximum"; which equals 19.999% of the number of shares of Common Stock outstanding on the trading day immediately preceding December 4, 2000, the date that the Company originally issued 6% Debentures) upon conversions of the 6% Debentures at a price per share that is less than the closing price on the trading day immediately preceding the date of original issue (the "Original Issue Date").

    If on any Conversion Date (A) the Common Stock is listed for trading on the Nasdaq SmallCap Market or Nasdaq National Market, (B) the Conversion Price then in effect is such that the aggregate number of shares of Common Stock that would then be issuable upon conversion in full of all then outstanding 6% Debentures, together with any shares of Common Stock previously issued upon conversion of the 6% Debentures would exceed the Issuable Maximum, and (C) the Company shall not have previously obtained the vote of stockholders, if any, as may be required by any applicable rules and regulations, then the Company is required to issue to the 6% Debenture holder requesting a conversion a number of shares of Common Stock equal to such holder's pro-rata portion of the Issuable Maximum and, with respect to the remainder of the aggregate principal amount of the 6% Debentures then held by such debenture holder for which a conversion in accordance with the Conversion Price would result in an issuance of shares of Common Stock in excess of such debenture holder's pro-rata portion of the Issuable Maximum (the "Excess Principal"), the converting debenture holder will have the option to require the Company to either: (1) use its best efforts to obtain the stockholder approval applicable to such issuance as soon as is possible, but in any event not later than the 60th day after such request, or (2) pay cash to the converting holder in an amount equal to the Excess Principal in full satisfaction of the principal and interest owing under the 6% Debentures held by such holder. If the converting holder elects to require the Company to obtain stockholder approval and the Company shall have failed to obtain the required stockholder approval on or prior to the 60th day after such request, then within three days of such 60th day, the Company will be required to pay cash to the converting 6% Debenture holder an amount equal to the Excess Principal in full satisfaction of the principal and interest owing under the 6% Debentures held by such debenture holder.

    Pursuant to the terms of a Registration Rights Agreement, the Company registered for public resale under the Securities Act of 1933, as amended, certain of the shares of Common Stock issuable upon conversion of the 6% Debentures or as payment of interest in accordance with the terms of the 6% Debentures.

    PLACEMENT AGENT COMPENSATION. The placement agents for the 6% Debenture Private Placement described above was May Davis Group, Inc. and Hornblower & Weeks, Inc. (collectively, the "Placement Agents"). In consideration for placing such securities, the Company paid the Placement Agents aggregate commissions of 10% of the gross proceeds from the sale of the Debentures.

CONSEQUENCES IF STOCKHOLDER APPROVAL NOT OBTAINED

    If stockholder approval is not obtained, the Company may be prohibited under the rules of the NASD and the terms of its listing agreement with the Nasdaq Stock Market from issuing more than an aggregate of approximately 1,145,112 shares of Common Stock upon conversion of the 6% Debentures. If stockholder approval is not obtained the Company could be required to pay cash to holders seeking to convert 6% Debentures in an amount equal to the principal amount of the 6% Debentures which cannot be converted as a result of the limit imposed by the NASD Rule. No assurance can be given that the Company will have the funds required to make payments to the holders of the 6% Debentures under such circumstances. A failure to make the required payments would result in the Company being in default of the Debentures. If the Company is not subject to the NASD Rule, it will be required to issue the full number of shares of Common Stock upon conversion of the 6% Convertible Debentures notwithstanding the absence of stockholder approval.

EFFECTS OF CONVERSION OF 6% DEBENTURES ON HOLDERS OF COMMON STOCK

    The issuance of Common Stock upon the conversion of the 6% Debentures will have no effect on the rights or privileges of existing stockholders except to the extent that the interest of each stockholder in the economic results and voting rights of the Company are diluted pro rata based on the number of shares owned by existing stockholders prior to any issuance.

    As noted above, the exact number of shares issuable upon conversion of the 6% Debentures cannot currently be determined but such issuances of Common Stock will vary inversely with the market price of the Common Stock. The current holders of Common Stock will be diluted by issuances of Common Stock upon conversion of the 6% Debentures and may be substantially diluted depending on the future market price of the Common Stock. On February 28, 2002, the closing price of the Common Stock on the NASD OTC Bulletin Board was $.55 per share. If such market price were used to determine the number of shares of Common Stock issuable as of a Conversion Date, the Company would issue a total of approximately 1,915,757 shares of Common Stock if all $790,050 aggregate principal amount of 6% Debentures were converted. To the extent that the lowest reported sales price of the Common Stock is higher than $.55 during any period used for measuring the Conversion Price of the 6% Debentures, the Company would issue fewer shares of Common Stock. Conversely, to the extent that the average closing price of the Common Stock for the five trading days preceding the date of conversion (the "Measurement Period") is lower than $.55 during any such period, the Company would issue more shares of Common Stock.

    The information set forth above is not intended to constitute a prediction as to the future market price of the Common Stock. As of February 28, 2002, the Company had issued an aggregate of 628,060 shares of Common Stock upon conversion of $542,500 aggregate principal amount of 6% Debentures.

USE OF PROCEEDS

    The Company estimates that the aggregate net proceeds received by it from the issuance of $790,050 aggregate principal amount of 6% Debentures in the 6% Debenture Private Placement was approximately $711,000 (after cash fees to the Placement Agents). The Company has used the net proceeds to pay off other outstanding indebtedness (including previously issued 6% Debentures) of the Company and for general working capital purposes.

INTERESTS OF CERTAIN PERSONS

    Prior to the 6% Debenture Private Placement, none of the investors therein was a director, executive officer or 5% stockholder of the Company or an affiliate of any such person or entity.

VOTE REQUIRED

    Approval by the Company's stockholders of issuance of the full number of shares of Common Stock upon conversion of the 6% Debentures requires the affirmative vote of a majority of the votes cast at the annual meeting by the holders of Common Stock and holders of Preferred Stock, voting together as a single class, present in person or represented by proxy and entitled to vote.

    THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" APPROVAL OF THE ISSUANCE OF THE FULL NUMBER OF SHARES OF COMMON STOCK UPON CONVERSION OF THE 6% DEBENTURES.

                               PROPOSAL NUMBER 6
         PROPOSAL TO APPROVE THE ISSUANCE OF UP TO 5,000,000 SHARES OF
       COMMON STOCK OR SECURITIES CONVERTIBLE INTO UP TO 5,000,000 SHARES
             OF COMMON STOCK AT PRICES WHICH MAY BE BELOW BOOK AND
                        MARKET VALUE OF THE COMMON STOCK

BACKGROUND

    The Company is contemplating a transaction or series of transactions pursuant to which it may sell up to 5,000,000 shares of Common Stock or securities convertible into up 5,000,000 shares of Common Stock in private transactions at an aggregate offering price not to exceed $2,000,000. These transactions may result in the issuance of shares representing more than 20% of the Company's outstanding Common Stock and may be at prices that are below the book or market value of the Common Stock on the issuance date, but in no event will a sale be at a discount of greater than 25% of the market value of the Common Stock on the date of issuance. As of the date of this Proxy Statement, the Company has not entered into any agreements which would obligate it to sell securities as discussed herein. As a result, the Company is unable to provide additional details of any potential transactions at this time. The Board of Directors will determine the terms of any such transactions in its discretion. Any such transaction would be completed within 90 days of the date of the Annual Meeting.

REASONS FOR THE POTENTIAL SALES

    As of December 31, 2001, the Company had limited liquid resources. Current liabilities were approximately $14,522,000 and current assets were approximately $12,998,000. The difference of approximately $1,534,000 is a working capital deficit which is primarily the result of the losses the

Company sustained over the past year. This situation has made it difficult for the Company to make timely payments to its vendors. The Company estimates that approximately $1,800,000 of working capital will be received upon the closing of the proposed sale of its Engineering Services Division if the Company's stockholders approve the Asset Sale and the Asset Sale is consummated; however, no assurance can be given that such Asset Sale will close. Even if the Company is successful in completing the sale of the Engineering Services Division, the Board of Directors believes it may be in the best interests of the Company to raise additional funds to finance additional growth. The Company is seeking stockholder approval of Proposal Number 6 to avoid delay and additional expense at a later date in the event such stockholder approval would otherwise be required in connection with the Private Preferred financing transaction.

EFFECT ON EXISTING STOCKHOLDERS

    The issuance of shares of Common Stock will have a dilutive effect on the current stockholders of the Company and could have an adverse impact on the trading price of the Company's Common Stock.

NASD REQUIREMENT AS TO STOCKHOLDER APPROVAL

    The rules of the NASD provide that stockholder approval must be obtained in connection with a transaction other than a public offering involving the sale, issuance or potential issuance of common stock (or securities convertible into common stock) equal to 20% or more of the common stock or 20% or more of the voting power outstanding before the issuance for less than the greater of the book or market value of the stock (the "20% Rule"). Because of the restrictions of the 20% Rule, the Company may not raise funds through the sale of equity securities without stockholder approval unless (i) the transaction results in an issuance or potential issuance of a number of shares of Common Stock which is less than 20% of the total number of shares outstanding, (ii) securities are sold at the then current market price or (iii) securities are sold in a public offering. Based upon current market conditions, the Board of Directors believes that a sale of the Company's securities in public markets or at the current market price of the Common Stock would likely not be achievable. A public offering would involve substantial delay and significant expense, and might be unsuccessful given current conditions in the market for public company issuances. Although the Company's Common Stock has recently delisted from the Nasdaq Small Caps Market, and the Company is not currently subject to the 20% Rule, the Company is in the process of appealing the delisting. If the Company's Common Stock is reinstated for trading on the Nasdaq Small Cap Market, the Company will again be subject to the 20% Rule.

VOTE REQUIRED

    Approval by the Company's stockholders of the proposal to approve the issuance of up to 5,000,000 shares of Common Stock or securities convertible into up to 5,000,000 shares of Common Stock in private transactions at prices which may be below the per share or market value of the Common Stock requires the affirmative vote of a majority of the votes cast at the annual meeting by the holders of Common Stock and Preferred Stock, voting as a single class, present in person or by proxy and entitled to vote.

         THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" APPROVAL OF THE
         PROPOSAL TO APPROVE THE ISSUANCE OF UP TO 5,000,000 SHARES OF
             COMMON STOCK AT PRICES WHICH MAY BE BELOW THE BOOK AND
                       MARKET VALUE OF THE COMMON STOCK.

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                                 PROPOSAL NO. 7

       PROPOSAL TO AMEND TO AMENDED AND RESTATED CERTIFICATE OF INCORPORATION
         TO EFFECT A REVERSE STOCK SPLIT OF THE COMPANY'S COMMON STOCK

GENERAL

    The Board of Directors of the Company is seeking approval of a proposal to amend the Company's Amended and Restated Certificate of Incorporation to effect a one-for-up to four share reverse stock split of the Company's Common Stock (the "Reverse Split").

    The form of the proposed amendment to effect the Reverse Split is attached to this Proxy Statement as Annex II (the "Certificate of Amendment"). The Certificate of Amendment will effect a one-for-up to four reverse split of the Company's issued and outstanding Common Stock, but will not change the number of authorized shares of Common Stock or preferred stock. The number of shares of Common Stock which will be combined into one share of Common Stock will be determined by the Company's Board of Directors, but will not exceed four shares. If the Reverse Split is effected, the par value of the Company's Common Stock will be increased to an amount equal to the amount determined by multiplying the current par value of $.01 by the number of shares of Common Stock being combined into one share of Common Stock in connection with the Reverse Split.

PURPOSE

    The Board of Directors believes that the Reverse Split, if effected, should result in a proportionate increase in the trading price of the Common Stock ($.55 per share at the close of trading on the NASD OTC Bulletin Board on February 28, 2002). Although the Company's Common Stock was recently delisted from the Nasdaq-Smallcap Market, the Company is in the process of appealing the delisting determination. If the listing is reinstated by the Nasdaq Stock Market, the expected increase in the trading price will reduce the risk that the trading price of the Common Stock will be below the $1.00 minimum bid price per share which is one of the criteria for continued listing on the Nasdaq Stock Market. In approving the Reverse Split, the Board considered that the Company's Common Stock may not appeal to brokerage firms that are reluctant to recommend lower priced securities to their clients. Investors may also be dissuaded from purchasing lower priced securities because their brokerage commissions, as a percentage of the total transaction, tend to be higher for such stocks. An increase in the per share price of the Company's Common Stock may enhance the acceptability of the Common Stock to the financial community and the investing public and potentially broaden the investor pool from which the Company may be able to obtain financing. In addition, the higher trading price might avoid the Common Stock being considered a "penny stock" under certain SEC regulations which govern trading in low priced securities.

POTENTIAL DISADVANTAGES TO THE REVERSE STOCK SPLIT

    REDUCED MARKET CAPITALIZATION. Theoretically, the overall value of the Company will not change as a result of the Reverse Split so that reducing the number of shares outstanding would result in a proportionate increase in the per share price. However, a reverse stock split is often viewed negatively by the market and, consequently, can lead to a decrease in the overall market capitalization of the Company. As a result, there is no mathematical certainty as to the increase in the price per share that might be expected as result of the Reverse Split, and there can be no assurance that the per share price will increase proportionately to the Reverse Split. If the per share price does not increase proportionately, then the overall market capitalization of the Company (its total market value) will be reduced.

    INCREASED VOLATILITY. The Reverse Split will reduce the number of outstanding shares of Common Stock to approximately 2,409,300 shares, assuming a one-for-four Reverse Split. This reduced number of shares could result in decreased liquidity in the trading market and potential mismatches between supply and demand in the market for the Common Stock at any given time, which could result in changes in the trading price unrelated to the activities or prospects of the Company.

    INCREASED TRANSACTION COSTS. The number of shares held by each individual stockholder will be reduced if the Reverse Split is approved. This will increase the number of stockholders who hold less than a "round lot," or 100 shares. Typically, the transaction costs to stockholders selling "odd lots" are higher on a per share basis. Consequently, the Reverse Split could increase the transaction costs to existing stockholders in the event they wish to sell all or a portion of their position.

    AUTHORIZED SHARES; FUTURE FINANCINGS. Upon effectiveness of the Reverse Split, the number of authorized shares of Common Stock that are not issued or outstanding would increase from approximately 15,362,451 shares to approximately 22,590,700 shares, assuming a one-for-four Reverse Split. We will continue to have 3,541,067 authorized but unissued shares of preferred stock. Authorized but unissued shares will be available for issuance, and we may issue such shares in financings or otherwise. If the Company issues additional shares, the ownership interest of holders of Common Stock may also be diluted. Also, the issued shares may have rights, preferences or privileges senior to those of the Common Stock.

BOARD DISCRETION TO IMPLEMENT THE REVERSE STOCK SPLIT

    If the stockholders at the Annual Meeting approve the Reverse Split, the Reverse Split will be affected only upon a determination by the Board of Directors that such Reverse Split is still in the best interests of the Company and its stockholders. Such determination shall be based upon certain factors, including, but not limited to, the current market conditions, existing and expected trading prices for the Common Stock, and the likely effect of business developments on the market price of the Common Stock. Notwithstanding approval of the Reverse Split by the stockholders, the Board of Directors may, in its sole discretion, determine not to implement the Reverse Split. In addition, by approving the Reverse Split, stockholders will be authorizing the Board to determine the ratio of the Reverse Split.

PROCEDURE FOR REVERSE SPLIT

    If the Company's stockholders approve the Reverse Split and the Board believes that the Reverse Split is in the best interests of the Company and its stockholders, the Company will file the Certificate of Amendment with the Secretary of State of the State of Delaware. Thereafter, (i) a specified number of shares of Common Stock determined by the Board of Directors, not to exceed four (4) shares, outstanding on the effective date of the Reverse Split (the "Effective Date") will automatically and without any further action by the holder be converted into one share of Common Stock and (ii) the par value of each share of Common Stock will be proportionately increased. For example, in the event of a one-for-four Reverse Split, the par value will be increased from $.01 per share to $.04 per share. No stockholder will, as a result of the Reverse Split, receive any fractional shares of Common Stock. Any holder of Common Stock who would otherwise be entitled to receive a fractional share of Common Stock shall be entitled to receive a cash payment in lieu thereof equal to the product of (i) such fraction multiplied by (ii) the average of the closing bid and asked prices of a share of Common Stock as reported by the NASD OTC Bulletin Board or the principal trading market of the Common Stock on the Effective Date.

    Stockholders may be asked to surrender certificates representing their shares of Common Stock in exchange for new certificates reflecting the effects of the Reverse Split.

NO DISSENTER'S RIGHTS

    Under the Delaware General Corporation Law, the Company's stockholders are not entitled to dissenter's rights with respect to the Reverse Split, and the Company will not independently provide stockholders with any such right.

FEDERAL INCOME TAX CONSEQUENCES OF THE REVERSE SPLIT

    The following is a summary of certain material federal income tax consequences of the Reverse Split and does not purport to be a complete discussion of all of the possible federal income tax consequences of the Reverse Split and is included for general information only. Further, it does not address any state, local or foreign income or other tax consequences. For example, the state and local tax consequences of the Reverse Split may vary significantly as to each stockholder, depending upon the state in which he or she resides. Also, it does not address the tax consequences to holders that are subject to special tax rules, such as banks, insurance companies, regulated investment companies, personal holding companies, foreign entities, nonresident alien individuals, broker-dealers and tax-exempt entities. The discussion is based on the provisions of the United States federal income tax law as of the date hereof, which is subject to change retroactively as well as prospectively. This summary also assumes that the shares of Common Stock are and will be held as a "capital asset," as defined in the Internal Revenue Code of 1986, as amended (the "Code") (i.e., generally, property held for investment). The tax treatment of a stockholder may vary depending upon the particular facts and circumstances of such stockholder. Each stockholder is urged to consult with such stockholder's own tax advisor with respect to the tax consequences of the Reverse Split.

    Other than the cash payments for fractional shares discussed below, no gain or loss should be recognized by a stockholder upon such stockholder's in connection with the Reverse Split. The aggregate tax basis of the shares resulting from the Reverse Split (including any fraction of a share deemed to have been received) will be the same as the stockholder's aggregate tax basis in the shares held at the Effective Time of the Reverse Split. In general, stockholders who receive cash upon redemption of their fractional share interests in the shares as a result of the Reverse Split will recognize gain or loss based on their adjusted basis in the fractional share interests redeemed. The federal income tax liability, if any, generated by the receipt of cash in lieu of a fractional interest should not be material in amount in view of the low value of the fractional interest. The stockholder's holding period for the shares resulting from the Reverse Split will include the period during which the stockholder held the shares combined in the Reverse Split.

    The Company's view regarding the tax consequences of the Reverse Split is not binding on the Internal Revenue Service or the courts. Accordingly, each stockholder should consult with his or her own tax advisor with respect to all of the potential tax consequences to him or her of the Reverse Split.

VOTE REQUIRED

    Approval of the amendment to the Company's Amended and Restated Certificate of Incorporation to effect the Reverse Split requires the affirmative vote of a majority of the votes cast by the holders of the Common Stock and Preferred Stock, voting together as a single class, present in person or represented by proxy and entitled to vote.

    THE BOARD OF DIRECTORS RECOMMENDS THAT THE STOCKHOLDERS VOTE "FOR" THE AMENDMENT TO THE AMENDED AND RESTATED CERTIFICATE OF INCORPORATION TO EFFECT A REVERSE STOCK SPLIT OF THE COMMON STOCK.

                     PRINCIPAL HOLDERS OF VOTING SECURITIES

    The following table sets forth information with respect to each person who, as of March 5, 2002, is known by the Company to be the beneficial owner (as defined in Rule 13d-3 ("Rule 13d-3") of the Securities Exchange Act of 1934) of more than five percent (5%) of the Company's Common Stock or Preferred Stock. Except as set forth in the footnotes to the table, the stockholders have sole voting and investment power over such shares:

                                                         COMMON STOCK             PREFERRED STOCK
                                                    -----------------------   -----------------------
                                                    AMOUNT AND                AMOUNT AND
                                                    NATURE OF                 NATURE OF
                                                    BENEFICIAL   PERCENT OF   BENEFICIAL   PERCENT OF
NAME OF BENEFICIAL OWNER                            OWNERSHIP      CLASS      OWNERSHIP      CLASS
------------------------                            ----------   ----------   ----------   ----------
Artisan.com Limited...............................   1,988,039(1)    18.9      850,837(2)     58.3
Joseph J. Raymond.................................   1,650,837(3)    14.9%     850,837(4)     58.3%
Griffin Securities(5).............................     608,096(6)     5.9      608,096        41.7

------------------------

(1) Includes 850,837 shares of Common Stock issuable upon the conversion, at the holders option, of an equal number of shares of Preferred Stock which are held by Artisan (UK) plc, the parent company of Artisan.com Limited. Artisan
    (UK) plc has granted Joseph J. Raymond a proxy to vote these shares as described in note 3 below.

(2) These shares are held by Artisan (UK) plc, the parent company of Artisan.com Limited. Artisan (UK) plc has granted Joseph J. Raymond a proxy to vote these shares as described in note 3 below.

(3) Includes 850,837 shares of Common Stock issuable upon conversion, at the holder's option, of an equal number of shares of Preferred Stock, which are subject to a proxy granted by Artisan (UK) plc which gives Mr. Raymond the right to vote these shares until July 2004 provided that he remains Chairman of the Company's Board of Directors. Also, includes 593,782 shares of Common Stock that are currently exercisable or may become exercisable within 60 days of March 5, 2002. Excludes 1,475,000 shares subject to options that are not vested or exercisable within 60 days of March 5, 2002.

(4) Includes 850,837 shares of Preferred Stock which are subject to a proxy granted by Artisan (UK) plc which gives Mr. Raymond the right to vote these shares until July 2004 provided that he remains Chairman of the Company's Board of Directors.

(5) Stephen Dean is the Chairman and a significant shareholder of each of Artisan (UK) plc and Cater Barnard plc which indirectly owns 36% of Griffin Securities. In addition, Mr. Dean is a director of Griffin Securities.

(6) Includes 608,096 shares of Common Stock issuable upon conversion of an equal number of shares of Preferred Stock.

                        SECURITY OWNERSHIP OF MANAGEMENT

    The following table sets forth information, as of March 5, 2002 with respect to the beneficial ownership (as defined in Rule 13d-3) of the Company's Common Stock and Preferred Stock by each director and nominee for director, each of the Named Executive Officers (as defined in the section captioned "Executive Compensation") and by all directors and executive officers as a group. Except as set forth in the footnotes to the table, the stockholders have sole voting and investment power over such shares.

                                                      COMMON STOCK                  PREFERRED STOCK
                                               --------------------------      --------------------------
                                               AMOUNT AND                      AMOUNT AND
                                               NATURE OF                       NATURE OF
                                               BENEFICIAL      PERCENT OF      BENEFICIAL      PERCENT OF
NAME OF BENEFICIAL OWNER                       OWNERSHIP         CLASS         OWNERSHIP         CLASS
------------------------                       ----------      ----------      ----------      ----------
Joseph J. Raymond............................  1,650,837(1)       14.9%         850,837(2)           58.3%
Charles A. Sahyoun...........................    205,000           2.1
Michael A. Maltzman..........................    257,116(3)        2.6
Michael J. Rutkin............................    213,075(4)        2.2
Sanford I. Feld..............................     57,834(5)         (6)
H. Robert Kingston...........................     43,333(7)         (6)
Donald W. Feidt..............................     30,000(8)         (6)
All Directors and Executive Officers as a
  Group (8 persons)(1)(2)(3)(4)(5)(7) and
  (8)........................................  2,809,179          24.6%         850,837              58.3%

------------------------

(1) Includes 850,837 shares of Common Stock issuable upon conversion, at the holder's option, of an equal number of shares of Preferred Stock, which are subject to a proxy granted by Artisan (UK) plc which gives Mr. Raymond the right to vote these shares until July 2004 provided that he remains Chairman of the Company's Board of Directors. Also, includes 593,782 shares of Common Stock subject to options that are currently exercisable or may become exercisable within 60 days of March 5, 2002. Excludes 1,475,000 shares subject to options that are not vested or exercisable within 60 days of March 5, 2002.

(2) Includes 850,837 shares of Preferred Stock which are subject to a proxy granted by Artisan (UK) plc which gives Mr. Raymond the right to vote these shares until July 2004 provided that he remains Chairman of the Company's Board of Directors.

(3) Includes 210,448 shares subject to currently exercisable stock options. Excludes 175,000 shares subject to options that are not vested or exercisable within 60 days of March 5, 2001.

(4) Includes 30,000 shares held by children of Michael Rutkin living in his household and 10,000 shares held by his wife.

(5) Includes 49,167 shares subject to currently exercisable stock options and warrants.

(6) Shares beneficially owned do not exceed 1% of the Company's outstanding Common Stock.

(7) Includes 10,000 shares subject to currently exercisable options.

(8) Includes 114,782 shares of Common Stock that are beneficially owned by J. Todd Raymond, the Company's General Counsel and Corporate Secretary, including 88,782 shares subject to currently exercisable options.

                             EXECUTIVE COMPENSATION

    The following table provides certain summary information regarding compensation paid by the Company during the fiscal years ended September 30, 1999, 2000 and 2001 to the Chief Executive Officer of the Company and to each of the Company's other executive officers who earned compensation of $100,000 or more in fiscal 2001 (together with the Chief Executive Officer, the "Named Executive Officers"):

                                                                                         LONG TERM
                                                                                        COMPENSATION
                                                                                           AWARDS
                                                                                      ----------------
                                                        ANNUAL COMPENSATION           NUMBER OF SHARES
                                                 ----------------------------------   UNDERLYING STOCK
NAME AND PRINCIPAL POSITION                      FISCAL YEAR   SALARY($)   BONUS($)      OPTIONS(#)
---------------------------                      -----------   ---------   --------   ----------------
Joseph J. Raymond .............................     2001       $175,000          --      1,000,000
Chairman and Chief Executive Officer                2000        127,885    $ 25,900      1,102,115
                                                    1999         53,846          --             --

Michael A. Maltzman ...........................     2001       $165,000          --        200,000
Treasurer and Chief Financial Officer               2000        155,039    $ 21,975        102,115
                                                    1999        145,550       7,500             --

Charles Sahyoun ...............................     2001       $190,577    $115,000        200,000
President, Engineering Services Division            2000        160,692      54,400        102,115
                                                    1999        159,284          --             --

OPTION GRANTS IN LAST FISCAL YEAR

    Shown below is further information with respect to grants of stock options in fiscal 2001 to the Named Officers by the Company which are reflected in the Summary Compensation Table set forth under the caption "Executive Compensation."

                                                                                                      POTENTIAL REALIZABLE VALUE
                                                       INDIVIDUAL GRANTS                                          AT
                            -----------------------------------------------------------------------     ASSUMED ANNUAL RATES OF
                               NUMBER OF      PERCENT OF TOTAL                                                   STOCK
                              SECURITIES          OPTIONS                                               PRICE APPRECIATION FOR
                              UNDERLYING          GRANTED                                                     OPTION TERM
                            OPTIONS GRANTED   TO EMPLOYEES IN    EXERCISE OR BASE                     ---------------------------
NAME                            (#)(1)          FISCAL YEAR        PRICE ($/SH)     EXPIRATION DATE       5%           10% ($)
----                        ---------------   ----------------   ----------------   ---------------   -----------   -------------
Joseph J. Raymond.........      1,000,000(1)         50%               $1.10            4/03/11        $528,900      $1,753,070

Michael A. Maltzman.......        200,000(2)         20                 1.10            4/03/11         105,780         350,614

Charles Sahyoun...........        200,000(3)         20                 1.10            4/03/11         105,780         350,614

--------------------------

(1) Options with respect to 500,000 shares are exercisable cumulatively in two equal annual installments commencing on the date of grant. Options with respect to the remaining 500,000 shares are exercisable cumulatively in five equal annual installments, commencing on the date of grant. These options become exercisable only after the Company achieves earnings of $1.00 per share in a fiscal year.

(2) These options are exercisable cumulatively in two equal annual installments commencing on the date of grant.

(3) These options, which were exercisable cumulatively in two equal annual installments commencing on the date of grant, have been forfeited.

OPTION EXERCISES IN LAST FISCAL YEAR AND FISCAL YEAR-END OPTION VALUES

    Shown below is information with respect to options exercised by the Named Executive Officers during fiscal 2001 and the value of unexercised options to purchase the Company's Common Stock held by the Named Executive Officers at September 30, 2001.

                                                                  NUMBER OF SECURITIES
                                                                 UNDERLYING UNEXERCISED         VALUE OF UNEXERCISED
                                     SHARES                          OPTIONS HELD AT                IN-THE-MONEY
                                    ACQUIRED                           FY-END (#)             OPTIONS AT FY-END ($)(1)
                                       ON           VALUE      ---------------------------   ---------------------------
NAME                               EXERCISE(#)   REALIZED($)   EXERCISABLE   UNEXERCISABLE   EXERCISABLE   UNEXERCISABLE
----                               -----------   -----------   -----------   -------------   -----------   -------------
Joseph J. Raymond................          --           --       593,782       1,475,000      $      --      $      --
Charles Sahyoun..................          --           --       210,442(2)      175,000(2)          --             --
Michael A. Maltzman..............          --           --       210,448         175,000             --             --

    No options were exercised by the Named Executive Officers during the fiscal year ended September 30, 2001.

------------------------

(1) Represents market value of shares covered by in-the-money options on September 30, 2001. The closing price of the Common Stock on such date was $1.00. Options are in-the-money if the market value of shares covered thereby is greater than the option exercise price.

(2) These options have been forfeited; however, it is anticipated that these options will be reinstated if the Asset Sale is not consummated.

EMPLOYMENT AGREEMENTS

    In September 1997, the Company entered into an employment agreement (the "Raymond Agreement") with Joseph J. Raymond, Chairman and Chief Executive Officer, which had an initial term that expired in September 2000. The Raymond Agreement has been extended through September 2002. Pursuant to the Raymond Agreement and subsequent amendments, Mr. Raymond is entitled to a minimum annual base salary of $175,000 which is reviewed periodically and subject to such increases as the Board of Directors, in its sole discretion, may determine. During the term of the Raymond Agreement, if Stratus is profitable, Mr. Raymond is entitled to a bonus/profit sharing award equal to .4% of Stratus' gross margin, but not in excess of 100% of his base salary. If Stratus is not profitable, he is entitled to a $10,000 bonus. Mr. Raymond is eligible for all benefits made available to senior executive employees, and is entitled to the use of an automobile.

    In the event Stratus terminates Mr. Raymond without "Good Cause",
Mr. Raymond will be entitled to severance compensation equal to 2.9 times his base salary then in effect plus any accrued and unpaid bonuses and unreimbursed expenses. As defined in the Raymond Agreement "Good Cause" shall exist only if Mr. Raymond:

    - willfully or repeatedly fails in any material respect to perform his obligations under the Raymond Agreement, subject to certain opportunities to cure such failure;

    - is convicted of a crime which constitutes a felony or misdemeanor or has entered a plea of guilty or no contest with respect to a felony or misdemeanor during his term of employment;

    - has committed any act which constitutes fraud or gross negligence;

    - is determined by the Board of Directors to be dependent upon alcohol or drugs; or

    - breaches confidentiality or non-competition provisions of the Raymond Agreement.

    Mr. Raymond is also entitled to severance compensation in the event that he terminates the Raymond Agreement for "Good Reason" which includes:

    - the assignment to him or any duties inconsistent in any material respect with his position or any action which results in a significant diminution in his position, authority, duties or responsibilities;

    - a reduction in his base salary unless his base salary is, at the time of the reduction, in excess of $200,000 and the percentage reduction does not exceed the percentage reduction of gross sales of Stratus over the prior twelve month period;

    - Stratus requires Mr. Raymond to be based at any location other than within 50 miles of Stratus' current executive office location; and

    - a Change in Control of Stratus, which includes the acquisition by any person or persons acting as a group of beneficial ownership of more than 20% of the outstanding voting stock of Stratus, mergers or consolidations of Stratus which result in the holders of Stratus' voting stock immediately before the transaction holding less than 80% of the voting stock of the surviving or resulting corporation, the sale of all or substantially all of the assets of Stratus, and certain changes in the Stratus Board of Directors.

    In the event that the aggregate amount of compensation payable to Mr. Raymond would constitute an "excess parachute payment" under the Internal Revenue Code of 1986, as amended (the "Code"), then the amount payable to Mr. Raymond will be reduced so as not to constitute an "excess parachute payment." All severance payments are payable within 60 days after the termination of employment.

    Mr. Raymond has agreed that during the term of the Raymond Agreement and for a period of one year following the termination of his employment, he will not engage in or have any financial interest in any business enterprise in competition with Stratus that operates anywhere within a radius of 25 miles of any offices maintained by the Company as of the date of the termination of employment.

    The Company entered into employment agreements with each of the other two
(2) officers named in the Executive Compensation table set forth above. The agreements with Mr. Sahyoun and Mr. Maltzman provide for base salaries of $165,000 and $146,000, respectively. The agreement with Mr. Sahyoun entitles him to a profit sharing award equal to 10% of the Engineering Services Division's pre-tax income, but not in excess of his base salary. Mr. Maltzman is entitled to profit sharing awards based upon the Company's overall profitability. Each of these agreements is terminable by any party at any time without cause. However, in the event that either of these agreements are terminated by the Company without cause or by the executive with good reason, the executive will be entitled to a severance payment equal to the greater of one month's salary for each year worked or three months salary. In addition, the Company will pay the executive any earned but unused vacation time and any accrued but unpaid profit sharing. The Company is also required to maintain insurance and benefits for a terminated executive during the severance period.

                         COMPENSATION COMMITTEE REPORT

    The Compensation Committee of the Board of Directors (the "Compensation Committee" or the "Committee") has furnished the following report on executive compensation.

    The Compensation Committee is currently comprised of independent, non-employee directors. It is charged with the responsibility of reviewing and approving the compensation of the Company's officers and administration of the Company's equity incentive plans.

    GENERAL COMPENSATION. The Company's compensation policy is designed to attract and retain qualified key executives critical to the Company's growth and long-term success. It is the objective of the Board to have a portion of each executive's compensation contingent upon the Company's performance as well as upon the individual's personal performance. Accordingly, each executive officer's compensation package is comprised of three elements: (i) base salary which reflects individual performance and expertise, (ii) variable bonus awards payable in cash and tied to the achievement of certain performance goals that the Board establishes from time to time for the Company and (iii) long-term stock-based incentive awards which are designed to strengthen the mutuality of interests between the executive officers and the Company's stockholders.

    The summary below describes in more detail the factors which the Board of Directors considers in establishing each of the three primary components of the compensation package provided to the executive officers.

    BASE SALARY. The level of base salary is established primarily on the basis of the individual's qualifications and relevant experience, the strategic goals for which he or she has responsibility, the compensation levels at companies which compete with the Company for business and executive talent, and the incentives necessary to attract and retain qualified management. Base salary is adjusted annually to take into account the individual's performance and to maintain a competitive salary structure.

    CASH-BASED INCENTIVE COMPENSATION. Cash bonuses are awarded on a discretionary basis to executive officers on the basis of their success in achieving designated individual goals and the Company's success in achieving specific company-wide goals, such as customer satisfaction, revenue growth and earnings growth.

    LONG-TERM INCENTIVE COMPENSATION. The Company has utilized its equity incentive plans to provide executives and other key employees with incentives to maximize long-term stockholder value. Awards under these plans by the Board take the form of stock options designed to give the recipient a significant equity stake in the Company and thereby closely align his or her interests with those of the Company's stockholders. Factors considered in making such awards include the individual's position in the Company, his or her performance and responsibilities, and industry practices and norms. Long-term incentives granted in prior years and existing level of stock ownership are also taken into consideration.

    Each option grant allows the executive officer to acquire shares of Common Stock at a fixed price per share (generally, the fair market value on the date of grant) over a specified period of time (generally up to 10 years). The options typically vest in periodic installments over a four-year period. Accordingly, the option will provide a return to the executive officer only if the market price of the Common Stock appreciates over the option term.

    COMPENSATION OF EXECUTIVE OFFICER. In September 1997, the Board of Directors approved an employment agreement between the Company and Mr. Raymond which provides for a minimum base salary of $175,000 per year, which is reviewed periodically and subject to such increases as the Board of Directors, in its sole discretion, may determine. See "Employment Agreements" for a more detailed description of Mr. Raymond's employment agreement. During the term of this employment agreement, if Stratus is profitable, Mr. Raymond is entitled to a bonus/profit sharing award equal to .4% of

Stratus' gross margin, but not in excess of 100% of his base salary. If Stratus is not profitable, he is entitled to a $10,000 bonus. Mr. Raymond is eligible for all benefits made available to senior executive employees, and is entitled to the use of an automobile. In April 2001, in recognition of the fact that Mr. Raymond was not receiving a salary increase or any bonus for the past fiscal year, the Board of Directors granted to Mr. Raymond options to acquire 1,200,000 shares of Common Stock at an exercise price of $1.10 per share under the 2001 Equity Incentive Plan.

    DEDUCTIBILITY OF EXECUTIVE COMPENSATION. In 1993, the Code was amended to add Section 162(m). Section 162(m) places a limit of $1,000,000 on the amount of compensation that may be deducted by the Company in any year with respect to certain of the Company's highest paid executives. Certain performance based compensation that has been approved by stockholders is not subject to the deduction limit. The Company believes that compensation paid to its officers under all of its equity based compensation plans (including the 2002 Equity Incentive Plan if approved by the Company's stockholders), except the 2000 Equity Incentive Plan, will qualify as performance based compensation, and will therefore be exempt from the $1,000,000 deduction limit.

                                          Respectfully Submitted by the
                                          COMPENSATION COMMITTEE:
                                          H. Robert Kingston
                                          Donald W. Feidt
                                          Sanford I. Feld

                               PERFORMANCE GRAPH

    Set forth below is a performance graph which compares the percentage change in the cumulative total stockholder return on the Common Stock of the Company for the period from April 26, 2000 (the date that the Company's Common Stock began trading on the Nasdaq Stock Market) to September 30, 2001, with the cumulative total return over the same period on the Nasdaq Market Index and the Staffing Industry Report Stock Index over the same period (assuming the investment of $100 in the Company's Common Stock, the Nasdaq Market Index and the Staffing Industry Report Stock Index on April 26, 2000 and that all dividends were reinvested).

EDGAR REPRESENTATION OF DATA POINTS USED IN PRINTED GRAPHIC

Dollars

                                4/26/00  9/30/00  9/30/01
Stratus Services Group, Inc.     100.00    76.79    14.29
Staffing Industry Report Index   100.00    93.74    68.63
NASDAQ Market Index              100.00    94.65    38.76

                         REPORT OF THE AUDIT COMMITTEE

    The Audit Committee operates under a written charter adopted by the Board of Directors. Donald W. Feidt, Sanford I Feld and H. Robert Kingston are the members of the Audit Committee. The Audit Committee oversees the Company's financial reporting process on behalf of the Board of Directors. Management has the primary responsibility for the financial statements and the reporting process including the systems of internal controls. In fulfilling its oversight responsibilities, the Audit Committee reviewed the audited financial statements in the Company's Annual Report with management.

    The Audit Committee reviewed with the independent auditors, who are responsible for expressing an opinion on the conformity of those audited financial statements with generally accepted accounting principles, the matters required to be discussed by Statement on Accounting Standard No. 61 (Communications with Audit Committees). In addition, the Audit Committee has discussed with the independent auditors the auditors' independence from management and the Company including the matters in the written disclosures required by the Independence Standards Board.

    In reliance on the reviews and discussions referred to above, the Committee recommended to the Board of Directors that the audited financial statements be included in the Annual Report on Form 10-K for the year ended September 30, 2001 for filing with the Securities and Exchange Commission.

Donald W. Feidt, Audit Committee Member
Sanford I. Feld, Audit Committee Member
H. Robert Kingston, Audit Committee Member

              CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

    Jeffrey J. Raymond, the son of the Company's Chairman and Chief Executive Officer, serves as a consultant to the Company pursuant to an agreement which requires him to supervise the collection of certain accounts receivable, to use his best efforts to maintain relationships with certain clients and to assist in due diligence investigations of acquisitions of other companies. Total consulting fees paid to Jeffrey J. Raymond were $281,000 in fiscal 2001.

    During fiscal 2000, the Company paid consulting fees of $119,000 to RVR Consulting, Inc., a corporation of which Joseph J. Raymond, Jr., the son of Joseph J. Raymond, the Company's Chairman and Chief Executive Officer, is an officer and 50% shareholder.

    In November 2000, the Company formed the Stratus Technology Services, LLC joint venture ("STS") with Fusion Business Services, LLC ("Fusion"). Fusion owns a 50% interest in STS. Jamie Raymond, son of Joseph J. Raymond, Chairman & CEO, is the managing member of both Fusion and STS, and J. Todd Raymond, Secretary and General Counsel, holds a minority interest in Fusion.

    Between September 21, 2001 and October 8, 2001 the Company sold a total of 383,000 shares of Common Stock to Charles A. Sahyoun, the President of the Engineering Services Division, Jamie Raymond, the son of Joseph J. Raymond, and three grandchildren of Joseph J. Raymond. The purchase price of the shares acquired by these individuals ranged from $.93 to $1.43 per share.

    See the section captioned "Interest of Certain Persons in the Asset Sale" in the description of Proposal Number 1 for information pertaining to agreements between the Company and Charles Sahyoun, the President of the Engineering Services Division and the cousin of Joseph J. Raymond.

    All prior and ongoing material transactions with related parties have been reviewed and/or ratified by a majority of the Company's independent, disinterested directors. The Company anticipates that from time to time it will enter into additional transactions with related parties. However, all future material transactions with related parties will be entered into on terms that are no less favorable than those that can be obtained from unaffiliated third parties. At all times, the Company's directors have access to the Company's counsel to discuss Company related issues.

                               OTHER INFORMATION

ACCOUNTING MATTERS

    Selection of the independent public accountants for the Company is made by the Board of Directors. As previously stated under the caption "Election of Directors," the Company's Board of Directors has an Audit Committee consisting of outside directors, and the present members of the committee are Mr. Kingston, Mr. Feidt and Mr. Feld. Amper Politziner Mattia, P.A. currently serves as the Company's independent public accountants. The Audit Committee has not yet selected the auditors for fiscal 2002. A representative of Amper Politziner Mattia, P.A. will be present at the meeting and will have an opportunity to make a statement if the representative desires to do so. Said representative will also be available to respond to appropriate questions from stockholders of the Company.

    During fiscal 2001, Amper, Politziner & Mattia, P.A. provided various audit and non-audit services to the Company as follows:

    (a) AUDIT FEES: Aggregate fees billed for professional services rendered for the audit of the Company's fiscal year 2000 annual financial statements and review of financial statements in the Company's Form 10-Q Reports:
       $97,000.

    (b) FINANCIAL INFORMATION SYSTEMS DESIGN AND IMPLEMENTATION FEES: None.

    (c) ALL OTHER FEES: $72,500 (which included no consulting services).

    The Audit Committee of the Board has considered whether provision of the services described in sections (b) and (c) above is compatible with maintaining the independent accountant's independence and has determined that such services have not adversely affected Amper, Politziner & Mattia, P.A.'s independence.

STOCKHOLDER PROPOSALS

    Stockholder proposals for presentation at the Company's next annual meeting must be received by the Company (Attn: Secretary) at its principal executive offices for inclusion in its proxy statement and form of proxy relating to that meeting no later than November 8, 2002. The Company's by-laws contain certain procedures which must be followed in connection with stockholder proposals.

ANNUAL REPORT TO SHAREHOLDERS

    The annual report to stockholders for the fiscal year ended September 30, 2001 accompanies this Proxy Statement. Amper, Politziner & Mattia, P.A. has audited the financial statements of the Company for the three fiscal years ended September 30, 2001, which financial statements are contained in the annual report to stockholders. Such annual report, including the audited financial statements contained therein, is not incorporated in this Proxy Statement and is not deemed to be a part of the proxy soliciting material. Additional reports are available without charge upon request by writing to the Company at 500 Craig Road, Suite 201, Manalapan, New Jersey 07726 Attn: Investor Relations or email at InvestorRelations@stratusservices.com.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

    Section 16(a) of the Exchange Act requires the Company's executive officers and directors, and persons who own more than ten percent of a registered class of the Company's equity securities, to file reports of ownership and changes in ownership on Forms 3, 4 and 5 with the Securities and Exchange Commission (the "SEC"). Officers, directors and greater than ten percent stockholders are required by SEC regulation to furnish the Company with copies of all Forms 3, 4 and 5 they file. Based solely on the Company's review of the copies of such forms it has received, the Company believes that all of its executive officers, directors and greater than ten percent stockholders complied with all filing requirements applicable to them with respect to events or transactions during fiscal 2001, except that each of Joseph J. Raymond, Charles Sahyoun, Michael A. Maltzman, J. Todd Raymond, Sanford I. Feld and Donald W. Feidt are late in filing the Forms 5 which were due for filing in November 2001.

OTHER BUSINESS

    The Board of Directors knows of no business that will come before the meeting for action except as described in the accompanying Notice of Meeting. However, as to any such business, the persons designated as proxies will have discretionary authority to act in their best judgment.

    ALL STOCKHOLDERS ARE URGED TO MARK, SIGN, DATE AND SEND IN THEIR PROXIES IN THE ENCLOSED ENVELOPE WITHOUT DELAY TO AMERICAN STOCK TRANSFER AND TRUST COMPANY, 6201 15TH AVENUE, BROOKLYN, NEW YORK 11219, ATTN: MAILROOM INSIDE DELIVERY, 1ST FLOOR. PROMPT RESPONSE IS HELPFUL AND YOUR COOPERATION WILL BE APPRECIATED.

                                          BY ORDER OF THE BOARD OF DIRECTORS

                                          J. TODD RAYMOND
                                          Secretary

March 8, 2002

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                                    ANNEX I
                            HORNBLOWER & WEEKS, INC.

                               February 12, 2002

CONFIDENTIAL

Stratus Services Group, Inc.
500 Craig Road
Manalapan, NJ 07726
Attention:  Mr. Joseph Raymond
        Chairman and CEO

Members of the Board:

    You have requested our opinion as to the fairness, from a financial point of view, to the holders of the outstanding shares of common stock, par value $.01 per share (the "Common Stock") of Stratus Services Group, Inc., a Delaware corporation (the "Seller") of the consideration to be received by them in connection with the asset purchase by SEA Consulting Services Corporation (the "Buyer") of the Stratus Engineering Division of Seller (the "Engineering Division") provided for in the Asset Purchase Agreement between Seller and Buyer dated January 24, 2002 (the "Agreement").

    We are acting here as an independent advisor to Seller and have not participated in the planning and negotiation of the terms and/or conditions of the transaction. As is more fully set forth in the Agreement, Buyer is to pay Seller $2.3 million for the assets (the "Assets") of the Engineering Division. Such payment is to be made to Seller as follows:

    (i) a first payment at the closing (the "First Payment") of $1.8 million [less expenses and offsets];

    (ii) a second payment on June 30, 2002 (the "Second Payment") of $250,000;
         and

   (iii) a third party on December 31, 2002 (the "Third Payment") of $250,000.

    The Second Payment and the Third Payment are guaranteed by Sahyoun Holdings, LLC (the "Management Team") without regard to the actual earnings of the Engineering Division for each subsequent payment period.

    In order to induce the Management Team to consummate the transaction and to continue to manage the business following the closing, Seller shall transfer at closing $400,000 of the First Payment to the Management Team, less expenses and offsets. Additionally, the Management Team is to receive earnout payments based on the performance of the Engineering Division in years 2003 to 2007 based on the formula set forth in the Asset Purchase Agreement.

    In arriving at our opinion, we have, among other things:

    (i) reviewed the financial terms of the Agreement;

    (ii) held discussions with certain senior officers of Seller and the Management Team concerning the business, operations and prospects of the Engineering Division;

   (iii) reviewed all documents publicly filed by Seller with the Securities and Exchange Commission;

    (iv) reviewed and analyzed Seller's historical earnings and financial condition;

    (v) reviewed and analyzed the projected earnings and financial forecast for the Engineering Division;

    (vi) reviewed historical market prices and trading volumes of both Seller and Buyer; and

   (vii) reviewed, to the extent publicly available, similar sales of businesses comparable to this transaction and statistically compared this transaction to other comparable businesses.

    In rendering our opinion we have assumed and relied, without independent verification, upon the accuracy and completeness of all financial and other information and data publicly available or furnished to or otherwise reviewed by or discussed with us. With respect to the financial forecasts and other information provided to or otherwise reviewed by or discussed with us, we have assumed that they have been reasonably prepared on bases reflecting the best currently available estimates and judgments as to the future financial performance of the Engineering Division. We have not made or been provided with an independent valuation or appraisal of the assets of the Engineering Division nor have we been furnished with any such valuations or appraisals. Our opinion is necessarily based upon information available to us, and financial, stock market and other conditions and circumstances existing and disclosed to us, as of the date hereof.

    Our advisory services and the opinion expressed herein are provided for the information of the Board of Directors of Seller in its evaluation of the proposed asset sale. Our opinion does not address the relative merits of the asset sale as compared to any alternative business transactions that might be available to Seller, and does not constitute a recommendation to any stockholder of Seller as to how such stockholder should vote at any stockholder's meeting in connection with the asset sale. Our opinion may not be published or otherwise used or referred to, nor shall any public reference to Hornblower & Weeks, Inc. be made, without our prior written consent.

    Based upon and subject to the foregoing, our experience as investment bankers, our work as described above and other factors we deem relevant, we are of the opinion that, as of the date hereof, the consideration to be paid to Seller for the Engineering Division is fair from a financial point of view to the holders of Seller's Common Stock.

                                          Sincerely,
                                          Eric Ellenhorn, CEO

                                                                        ANNEX II

                          CERTIFICATE OF AMENDMENT TO
                   THE RESTATED CERTIFICATE OF INCORPORATION
                        OF STRATUS SERVICES GROUP, INC.

To:  Secretary of State
    State of Delaware

    Pursuant to the provisions of Section 242 of the General Corporation Law of the State of Delaware, Stratus Services Group, Inc., a corporation organized under and by virtue of the General Corporation Law of the State of Delaware (the "Corporation"), executes this Certificate of Amendment to its Restated Certificate of Incorporation. The Corporation's Certificate of Incorporation was filed and recorded in the Office of the Secretary of State of the State of Delaware on March 11, 1997 and an Amended and Restated Certificate of Incorporation was filed with the Office of the Secretary of State of the State of Delaware on March 31, 2000.

1. NAME OF CORPORATION. The name of the Corporation is Stratus Services Group, Inc.

2. DATE OF ADOPTION AND TEXT OF AMENDMENTS. The following amendments to the Certificate of Incorporation of the Corporation (the "Amendment") were adopted by the Corporation's stockholders (the "Stockholders") at a meeting
    of stockholders duly held on             , 2002.

    (a) Upon the filing of this Certificate of Amendment with the Office of the
       Secretary of State, State of Delaware (i) each       (  ) shares of the
       Corporation's Common Stock shall automatically and without any further action by the holder be combined into one (1) share of Common Stock,
       (ii) no fractional shares shall be issued; any stockholder who would otherwise be entitled to receive a fractional share shall be entitled to receive a cash payment in lieu thereof; (iii) the par value per share shall be increased from at $.01 to $. per share and (iv) no changes will be made in the capital or surplus account of the Corporation.

    (b) Section 4.1 of Article IV of the Restated Certificate of Incorporation of the Corporation is amended to provide in its entirety as follows:

       "Section 4.1. TOTAL NUMBER OF SHARES OF STOCK. The total number of shares of all classes of stock which the Corporation has the authority to issue is Thirty Million (30,000,000) shares consisting of Twenty-Five Million (25,000,000) shares of Common Stock, $ par value per share (the "Common Stock"), and Five Million (5,000,000) shares of Preferred Stock, $.01 par value per share (the "Preferred Stock").

3. APPROVAL OF AMENDMENTS. The foregoing amendments were duly adopted in accordance with Section 242(b) of the Delaware General Corporation Law on
                , 2002.

    IN WITNESS WHEREOF, this Certificate of Amendment has been duly executed by
an authorized officer of the Corporation as of the   day of             , 2002.

                                                       STRATUS SERVICES GROUP, INC.

                                                       By:
                                                            -----------------------------------------
                                                            Attest:

                                                       By:
                                                            -----------------------------------------

              v Please Detach and Mail in the Envelope Provided v
--------------------------------------------------------------------------------

                         STRATUS SERVICES GROUP, INC.
     PROXY FOR ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON MARCH 28, 2002

                  THIS PROXY IS BEING SOLICITED ON BEHALF OF
             THE BOARD OF DIRECTORS OF STRATUS SERVICES GROUP, INC.

        KNOW ALL MEN BY THESE PRESENTS, that the undersigned hereby constitutes and appoints Joseph J. Raymond and J. Todd Raymond and each of them, the true and lawful attorneys, agents and proxies of the undersigned, with full power of substitution, to vote with respect to all the shares of Common Stock of STRATUS SERVICES GROUP, INC., standing in the name of the undersigned at the close of business on March 5th, 2002, at the annual meeting of stockholders to be held at 500 Craig Road, Manalapan, New Jersey on March 28, 2002 and at any and all adjournments thereof, with all powers that the undersigned would possess if personally present and especially (but without limiting the general authorization and power hereby given) to vote as indicated on the reverse side hereof. Said proxies are authorized to vote in their discretion upon any other matters which may come before the meeting.

        THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED IN THE MANNER DIRECTED, AND IF NO INSTRUCTIONS TO THE CONTRARY ARE INDICATED, WILL BE VOTED FOR THE ELECTION OF THE NOMINEES AND FOR EACH OF THE OTHER PROPOSALS DESCRIBED ON THE REVERSE SIDE OF THIS PROXY.

             (CONTINUED, AND TO BE DATED AND SIGNED ON OTHER SIDE)

--------------------------------------------------------------------------------
              v Please Detach and Mail in the Envelope Provided v
--------------------------------------------------------------------------------

|X| Please mark
    your votes as in
    this example.

                               (This proxy is continued from reverse side)

                            WITHHOLD
                      FOR   AUTHORITY
(1)     Election of                     Nominees:
        Directors:    |_|      |_|      Joseph J. Raymond, Michael J. Rutkin,
                                        Harry Robert Kingston, Donald W. Feidt,
                                        Sanford I. Feld and Charles A. Sahyoun

FOR, except vote withheld from the following nominees:

-------------------------------------------------------

                                                FOR    AGAINST  ABSTAIN

(2) Approval of Asset Sale                      |_|      |_|      |_|

(3) Approval of 2002 Equity Incentive Plan      |_|      |_|      |_|

(4) Approval of full issuance of shares upon    |_|      |_|      |_|
    conversion of Series A Preferred Stock

(5) Approval of full issuance of shares upon    |_|      |_|      |_|
    conversion of debentures

(6) Approval of issuance of up to 5,000,000     |_|      |_|      |_|
    common shares at prices below book and
    market value

(7) Approval of reverse stock split             |_|      |_|      |_|

    PLEASE MARK, SIGN, DATE AND RETURN THE PROXY CARD PROMPTLY
    USING THE ENCLOSING ENVELOPE.

Signature(s) of Stockholder(s)_____________________________________________
(Joint owners must EACH sign. Please sign EXACTLY as your name(s) appear(s) on this card. When signing as attorney, trustee, executor, administrator, guardian or corporate officer, please give your FULL title.)

--------------------------------------------------------------------------------